Exhibit 10.45
ASSET PURCHASE AGREEMENT
This Agreement is dated as of the 18th day of December, 2008.
AMONG:
ONCOTHYREON CANADA INC., a Canadian corporation with offices located at Edmonton, Alberta (“Oncothyreon Canada”)
AND:
BIOMIRA MANAGEMENT, INC., a Delaware corporation with offices located at Seattle, Washington (“Biomira Management”)
AND:
ONCOTHYREON INC., a Delaware corporation with offices located at Seattle, Washington (“Oncothyreon Parent”)
(Oncothyreon Canada, Biomira Management and Oncothyreon Parent hereinafter collectively referred to as “Oncothyreon”)
AND:
MERCK KGaA, a German corporation with offices located at Darmstadt, Germany (“Merck”)
AND:
EMD SERONO CANADA INC., an Ontario corporation with offices located at 2695 North Sheridan Way, Suite 200, Mississauga, Ontario (“EMD”), an affiliate of Merck
     WHEREAS Merck and Biomira Management will be entering into an amended and restated license agreement pursuant to which Biomira Management will license to Merck, inter alia, certain manufacturing rights in relation to the manufacture of BLP25;
     AND WHEREAS Oncothyreon Canada and Biomira Management have agreed to sell certain assets related to the manufacture of BLP25 to EMD and Merck and EMD and Merck have agreed to purchase such assets from Oncothyreon Canada and Biomira Management, all upon the terms and subject to the conditions set forth in this Agreement;
     AND WHEREAS EMD and Oncothyreon Canada have agreed on certain matters in respect of certain employees of Oncothyreon Canada;
     NOW THEREFORE in consideration of the representations, warranties, covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties hereto covenant and agree as follows:

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ARTICLE 1
INTERPRETATION
Section 1.1 Definitions
     In this Agreement, unless otherwise provided, the following terms shall have the following meanings:
1.1.1	“Adjustment Date” has the meaning set out in Section 5.4;

1.1.2	“Affiliate” means any business entity that directly or indirectly controls, is controlled by, or is under common control with either party to this Agreement. A business entity shall be deemed to “control” another business entity if it owns, directly or indirectly, more than fifty (50%) percent of the outstanding voting securities, capital stock, or other comparable equity or ownership interest of such business entity. If the laws of the jurisdiction in which such business entity operates prohibit ownership by a party of more than fifty percent (50%), control shall be deemed to exist at the maximum level of ownership allowed by such jurisdiction;

1.1.3	“Agreement” means this asset purchase agreement, together with any amendments to or replacements of or substitutions for this asset purchase agreement;

1.1.4	“Applicable Law” means
1.1.4.1	any applicable domestic or foreign law including any statute, subordinate legislation or treaty, and

1.1.4.2	any applicable guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of a Governmental Authority having the force of law;
1.1.5	“Assets” means all of Oncothyreon’s right, title and interest in and to all of the assets that Oncothyreon uses to carry on the Purchased Business as of December18, 2008 (or in the six months prior to December18, 2008, has used to carry on the Purchased Business subject to ordinary course of business changes, sales, replacements, alterations, disposals, usage, breakage, and the like, during such period) including, without limiting the generality of the foregoing: (i) the Lease; (ii) the Leased Premises Assets; (iii) the Manufacturing Contracts; (iv) the Inventory Assets; and (v) the Other Assets but excluding for greater certainty the Excluded Assets;

1.1.6	“Assumed Liabilities” has the meaning set out in Section 2.7;

1.1.7	“Books and Records” means: the books, records and accounts of the Purchased Business and includes, without limitation, all material documents, data, information and correspondence (including general correspondence in writing or

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electronic form) in the possession or control of Oncothyreon and to the extent not originals, means true and complete copies of such instruments, whether on paper or in electronic format;

1.1.8	“BLP25” means BLP25 as defined in the License Agreement;

1.1.9	“Business Day” means a day other than a Saturday, Sunday or statutory holiday in Alberta, Canada or Ontario, Canada;

1.1.10	“Claim” means any claim, demand, assessment, action, suit, proceeding, investigation, cause of action, notice of action, litigation, judgement, order or decree;

1.1.11	“Closing” means the completion of the purchase and sale of the Assets and the assumption by EMD and Merck of the Assumed Liabilities and the Transferred Employees as contemplated by this Agreement on the Closing Date;

1.1.12	“Closing Date” means the 18th day of December, 2008 or such other date as EMD/Merck and Oncothyreon may agree upon in writing;

1.1.13	“Closing Time” means 11:00 a.m. (Edmonton time) on the Closing Date, or such other time as may be agreed to by EMD/Merck and Oncothyreon in writing;

1.1.14	“Confidential Information” is any and all information of a confidential nature concerning Oncothyreon, EMD/Merck, the respective business and affairs of Oncothyreon and EMD/Merck and the Purchased Business received in connection with this Agreement and the prior relationships or collaborations between Oncothyreon and EMD/Merck;

1.1.15	“Disclosed Personal Information” has the meaning set forth in Section 5.3;

1.1.16	“Disclosure Schedule” means schedule set out as Schedule N to this Agreement;

1.1.17	“Environmental Law” means any Applicable Law relating to the environment including those pertaining to
1.1.17.1	reporting, licensing, permitting, investigating, remediating and cleaning up in connection with any presence or Release, or the threat of the same, of Hazardous Substances, and

1.1.17.2	the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling and the like of Hazardous Substances, including those pertaining to occupational health and safety;
1.1.18	“Excluded Assets” means those items described in Schedule O to this Agreement;

1.1.19	“Excluded Liabilities” has the meaning set out in Section 2.8;

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1.1.20	“Governmental Authority” means any domestic or foreign legislative, executive, judicial or administrative body or person having jurisdiction in the relevant circumstances;

1.1.21	“Hazardous Substance” means any substance or material that is prohibited, controlled or regulated by any Governmental Authority pursuant to Environmental Laws including pollutants, contaminants, dangerous goods or substances, toxic or hazardous substances or materials, wastes (including solid non-hazardous wastes and subject wastes), petroleum and its derivatives and by-products and other hydrocarbons, all as defined in or pursuant to any Environmental Law;

1.1.22	“Indemnified Party” means a Party to this Agreement who is seeking indemnification pursuant to Article 4 of this Agreement;

1.1.23	“Indemnifying Party” means a Party to this Agreement from whom the Indemnified Party is seeking indemnification pursuant to Article 4 of this Agreement;

1.1.24	“Inventory Assets” means all of Oncothyreon’s right, title and interest in those inventory assets specified in Schedule A to this Agreement;

1.1.25	“Key Employees” means those employees listed and identified as such in Schedule H;

1.1.26	“Lease” means that certain lease agreement made as of the 18th day of December, 2008 between Edmonton Economic Development Corporation and Oncothyreon Canada;

1.1.27	“Leased Premises Assets” means all of Oncothyreon’s right, title and interest in those leased premises assets specified in Schedule B to this Agreement;

1.1.28	“License Agreement” means that certain amended and restated license agreement dated December 18, 2008 and made between Merck and Biomira Management, together with any amendments to or replacements of or substitutes for such amended and restated license agreement;

1.1.29	“Losses” means any and all claims, liabilities, obligations, losses, costs, expenses (including reasonable legal, accounting and similar expenses), fines, taxes, levies, deficiencies, assessments, charges, penalties, damages, settlements and judgments (the amount of which to be determined on an after tax basis, after taking full account of any tax benefit but after taking full account of the tax consequences of an indemnity payment in respect of a Loss), provided, however, that the term “Losses” shall exclude (i) any losses covered under any third party insurance policy, if any, to the extent that the proceeds from insurance are actually received by the Indemnified Party, (ii) the amount of any recovery, settlement or payment by or against another person, other than the Indemnified Party, who may be liable in whole or in part for any such loss, to the extent that such amounts are actually

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received by the Indemnified Party, and (iii) any indirect, special or consequential damages or loss of profits;

1.1.30	“Manufacturing Contracts” means all of Oncothyreon’s right, title and interest in those contracts related to the development, manufacture, testing and release of BLP25 set forth in Schedule C to this Agreement;

1.1.31	“Material Adverse Effect” means, when used in connection with the Purchased Business, any change, event, violation, inaccuracy, circumstance or effect that is or could reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition, results of operations of the Purchased Business;

1.1.32	“Notice of Claim” means a written notice from an Indemnified Party to an Indemnifying Party of any event, omission or occurrence which the Indemnified Party has determined will or could give rise to Losses which are indemnifiable under this Agreement;

1.1.33	“Other Assets” means, when used in connection with the Purchased Business, all of Oncothyreon’s right, title and interest in the assets listed in Schedule D to this Agreement;

1.1.34	“Party” means a party to this Agreement and “Parties” means all of them;

1.1.35	“Personal Information” has the meaning set forth in Section 5.3;

1.1.36	“Premises” means the premises that are the subject of the Lease;

1.1.37	“Privacy Laws” has the meaning set forth in Section 5.3;

1.1.38	“Purchase Price” has the meaning set forth in Section 2.1;

1.1.39	“Purchased Business” means, solely in relation to BLP25, all activities at present and generally during the six (6) month period preceding the Closing Date carried on by Oncothyreon on a global basis specifically related to the business of developing or optimizing manufacturing processes, developing or optimizing drug substances, drug products and drug product presentations, developing or optimizing analytical test methods, manufacturing, testing, releasing and supplying BLP25;

1.1.40	“Release” means any release or discharge of any Hazardous Substance including any discharge, spray, injection, inoculation, abandonment, deposit, spillage, leakage, seepage, pouring, emission, emptying, throwing, dumping, placing, exhausting, escape, leach, migration, dispersal, dispensing or disposal;

1.1.41	“Specifications” means, with respect to the Inventory Assets, the specifications in relation thereto set forth in Schedule P hereto; and

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1.1.42	“Transferred Employees” means those employees of Oncothyreon employed in connection with the Purchased Business whose names are set forth in Schedule E to this Agreement.
Section 1.2 Interpretation
In this Agreement:

1.2.1	the inclusion of headings and a table of contents are for convenience of reference only and are not to be considered or taken into account in construing the provisions of this Agreement or to in any way qualify, modify or explain the effect of any such provisions;

1.2.2	unless the context otherwise requires, references to an Article, Section, Subsection, paragraph or Schedule, by number, letter or otherwise refer to the article, section, subsection, paragraph or schedule, as the case may be, bearing that designation in this Agreement;

1.2.3	words importing the singular shall include the plural and vice versa and words importing a particular gender shall include all genders;

1.2.4	wherever the words “include”, “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation” and the words following “include”, “includes” or “including” shall not be considered to set forth an exhaustive list;

1.2.5	the words “hereof”, “herein”, “hereto”, “hereinafter”, “hereunder”, “herby” and similar expressions shall be construed as referring to this Agreement in its entirety and not to any particular section or portion of it;

1.2.6	all monetary amounts are expressed in United States currency;

1.2.7	where a term is defined in this Agreement, a derivative of that term shall have a corresponding meaning unless the context otherwise requires; and

1.2.8	the term “actual knowledge of Oncothyreon” shall refer to the actual knowledge of Robert Kirkman, Ed Taylor and Gary Christianson.
Section 1.3 Business Days
     If, pursuant to this Agreement, a notice must be given or an action taken within a specified period or on or before a specified date and such period ends on, or such date falls on a day that is not a Business Day, such notice may be given or such action may be taken on the next succeeding day which is a Business Day.
Section 1.4 Schedules
     The following Schedules are attached hereto and form a part of this Agreement:

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Schedule A — Inventory Assets
Schedule B — Leased Premises Assets
Schedule C — Manufacturing Contracts
Schedule D — Other Assets
Schedule E — Transferred Employees
Schedule F — Assumed Liabilities
Schedule G — Allocation of Purchase Price
Schedule H — Key Employees
Schedule I — Form of Non-Competition Agreement
Schedule J — Form of Employment Agreement — Key Employees
Schedule K — Form of Employment Agreement — Non-Key Employees
Schedule L — Legal Opinions — Oncothyreon’s Counsel
Schedule M — Form of Press Release
Schedule N — Disclosure Schedule
Schedule O — Excluded Assets
Schedule P — Specifications
Wherever any term or condition, express or implied, of such Schedules conflicts or is at variance with any term or condition in the body of this Agreement, such term or condition in the body of this Agreement shall prevail.
ARTICLE 2
AGREEMENT OF PURCHASE AND SALE
Section 2.1 Agreement of Purchase and Sale of Assets
Subject to the terms and conditions hereinafter set forth, Oncothyreon hereby agrees to:

2.1.1	sell, assign, transfer and convey its entire right, title and interest in the Assets (other than the Inventory Assets) to EMD and EMD agrees to purchase Oncothyreon’s right, title and interest in the Assets (other than the Inventory Assets) from Oncothyreon; and

2.1.2	sell, assign, transfer and convey its entire right, title and interest in the Inventory Assets to Merck and Merck agrees to purchase Oncothyreon’s right, title and interest in the Inventory Assets from Oncothyreon;

for the aggregate purchase price of U.S. $2,526,752.03 (the “Purchase Price”), subject to adjustment as provided in Section 2.5, which Purchase Price shall be payable by EMD and Merck to Oncothyreon in accordance with Section 2.3.
Section 2.2 Closing Time
     The purchase and sale of the Assets shall be effective as of the Closing Time.
Section 2.3 Payment of Purchase Price
     The Purchase Price shall be paid as follows:

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2.3.1	U.S.$547,597.42 to Oncothyreon Canada from EMD for the Leased Premises Assets, the Lease, the Manufacturing Contracts and the Other Assets; and

2.3.2	U.S.$1,979,154.61 to Biomira Management from Merck for the Inventory Assets
     The Purchase Price shall be paid in full by EMD and Merck to Oncothyreon Canada and Biomira Management as set forth above at Closing by way of wire transfer of immediately available funds to a bank designated by them or by such other means as Oncothyreon Canada and Biomira Management may designate in writing.
Section 2.4 Allocation of Purchase Price
     The Purchase Price shall be allocated among the Assets in the manner described in Schedule G to this Agreement.
Section 2.5 Adjustment
     The Purchase Price has been determined in part on the basis that the Inventory Assets have a value of U.S.$1,979,154.61 as of the date hereof. The Inventory Assets located at the facilities of Oncothyreon Canada in Edmonton, Alberta will be confirmed as at the close of business on the Business Day before the Closing Date by a physical count supervised jointly by representatives of Oncothyreon and EMD/Merck. The Inventory Assets located at Baxter Pharmaceutical Solutions LLC (“Baxter”) in Bloomington, Indiana, will be confirmed as at the close of business on the Business Day before the Closing Date by Biomira Management. If the value of the Inventory Assets is less than the portion of the Purchase Price allocated to such Assets in Schedule G hereto, the portion of the Purchase Price payable to Biomira Management shall be decreased by the difference. If the value of the Inventory Assets exceeds the portion of the Purchase Price allocated to such Assets in Schedule G hereto, the portion of the Purchase Price payable to Biomira Management shall be increased by the difference.
Section 2.6 Goods and Services Tax and Sales Tax
     Where tax is otherwise required to be collected by Oncothyreon pursuant to Part IX of the Excise Tax Act (Canada), Oncothyreon and EMD agree that they will make a joint election pursuant to subsection 167(1) of the Excise Tax Act (Canada) in prescribed form, if applicable. If the election is not available to Oncothyreon and EMD for any reason, Oncothyreon shall invoice EMD for the Goods and Services Tax associated with the transfer of the Assets and EMD shall pay the Goods and Services Tax to Oncothyreon, as well as any interest or penalties for which Oncothyreon is liable as a result of having made the election hereunder. Without duplication, EMD agrees to pay any other applicable transfer, value added and/or sales taxes payable upon Closing or upon registration of title to the Assets, as applicable.
Section 2.7 Assumed Liabilities
     Subject to Closing, EMD and Merck agree to assume, pay, discharge, perform and fulfill on and after the Closing Time the following obligations and liabilities of Oncothyreon with respect to the Assets and the Transferred Employees (collectively, the “Assumed Liabilities”):
2.7.1	those obligations and liabilities set forth in Schedule F; and

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2.7.2	all obligations required to be performed after the Closing Time pursuant to the Manufacturing Contracts and the Lease, provided that EMD and Merck shall not assume any obligations that arise after the Closing Time but relate to liabilities occurring prior to the Closing Time.
Section 2.8 Excluded Liabilities
     Except as set forth in Section 2.7 or otherwise specifically set forth in this Agreement, EMD does not and will not assume or otherwise become liable in any way for any obligations and liabilities of Oncothyreon whatsoever that may be or become payable by Oncothyreon in relation to the Assets and/or the Transferred Employees arising before the Closing Time, including but not limited to any taxes resulting from or arising as a consequence of the sale of the Assets by Oncothyreon to EMD (“Excluded Liabilities”).
Section 2.9 Transferred Employees
     EMD covenants and agrees to offer employment to each of the Transferred Employees, immediately following the Closing Time, on the terms and pursuant to the offer letters provided by EMD to Oncothyreon Canada under cover of EMD’s letter of December 18, 2008. EMD agrees to recognize the length of service accrued by each Transferred Employee with Oncothyreon for statutory purposes only. Oncothyreon shall be responsible for paying to each of the Transferred Employees all unpaid wages, salaries, bonuses, holiday pay, vacation pay, termination pay, severance pay, change of control payments and any retention payments arising from the Transferred Employees’ employment with Oncothyreon and the cessation of employment with Oncothyreon.
Section 2.10 As Is
Except as specifically set forth in Section 3.1 and 3.4 of this Agreement:

2.10.1	EMD and Merck acknowledge and agree that all of the Assets are being sold by Oncothyreon to EMD and Merck, as the case may be, under this Agreement on an “as is where is” basis; and

2.10.2	Oncothyreon makes no representation or warranty, whether express or implied, with respect to the Assets and/or the Transferred Employees including, without limitation, any representation as to fitness for a particular purpose or merchantable quality.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
Section 3.1 Representations and Warranties — Oncothyreon
     Oncothyreon (jointly and severally) represents and warrants to EMD/Merck that, except as set out in the Disclosure Schedule:
3.1.1	Oncothyreon Canada has been duly incorporated and organized and is a validly subsisting corporation under the laws of Canada;

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3.1.2	Biomira Management has been duly incorporated and organized and is a validly subsisting corporation under the laws of Delaware;

3.1.3	Oncothyreon Parent has been duly incorporated and organized and is a validly subsisting corporation under the laws of Delaware;

3.1.4	Oncothyreon has all requisite power and authority to enter into and perform all of its obligations under this Agreement;

3.1.5	the execution, delivery and performance by Oncothyreon of this Agreement has been duly and validly authorized by all necessary action of Oncothyreon;

3.1.6	this Agreement is a valid and binding obligation of Oncothyreon enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other laws affecting creditor’s rights generally and the discretionary nature of certain remedies (including specific performance and injunctive relief);

3.1.7	the execution and delivery of this Agreement by Oncothyreon and the consummation by Oncothyreon of the transactions contemplated by this Agreement have been duly and validly authorized and will not violate, nor be in conflict with, in either case in a material adverse manner:
3.1.7.1	any of the articles, by-laws or charter documents of Oncothyreon;

3.1.7.2	any provisions of any agreement or instrument to which Oncothyreon is a party or by which it is bound; or

3.1.7.3	any law applicable to Oncothyreon or the Assets;
3.1.8	there are no liens for taxes upon the Assets, except for statutory liens for current taxes not yet due;

3.1.9	Oncothyreon Canada is a GST registrant and has a subsisting GST registration number of 106795784RT0001;

3.1.10	Oncothyreon Canada is not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

3.1.11	Oncothyreon has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the transactions contemplated by this Agreement for which EMD shall have any obligation or liability;

3.1.12	the Assets are all of the material assets used in carrying on of the Purchased Business;

3.1.13	no portion of the Purchased Business is being conducted by anyone other than Oncothyreon;

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3.1.14	subject to the provisions thereof, Oncothyreon is the legal and beneficial owner of the Assets, with good and marketable title thereto free and clear of all mortgages, charges, liens, pledges, claims, security interests and other encumbrances of whatsoever nature, and Oncothyreon has good right, power and authority to sell and assign the Assets to EMD in the manner provided in this Agreement;

3.1.15	Oncothyreon is not in material default, nor has it received any written notice of material default, under any agreements relating to the Assets or any of them and Oncothyreon has no actual knowledge of any substantial physical damage to or alteration in or to the Assets, or any of them, which would materially adversely affect the Assets;

3.1.16	the Inventory Assets will meet the Specifications upon the release thereof as contemplated in Section 3.4.2;

3.1.17	Oncothyreon is not a party to any material contract or commitment relating to the Purchased Business outside the usual and ordinary course of the Purchased Business;

3.1.18	the Lease and the Manufacturing Contracts are in full force and effect and Oncothyreon is not in breach or default in any material respect under the Lease and/or any of the Manufacturing Contracts;

3.1.19	Oncothyreon is not a party to or bound by any guarantee, indemnification, surety or similar obligation pertaining to the Purchased Business;

3.1.20	except for the Lease, Oncothyreon is not a party to any lease or agreement in the nature of a lease for real property, whether as lessor or lessee pertaining to the Purchased Business;

3.1.21	none of Oncothyreon or any of its subsidiaries has any agreement, option or commitments to acquire any securities of any corporation or to acquire or lease any real property or material assets to be used in or in connection with the Purchased Business other than, in the latter case, those assets that are to be used in the usual and ordinary course of business of the Purchased Business;

3.1.22	there are no material claims, proceedings, actions, lawsuits, administrative proceedings or governmental investigations to the actual knowledge of Oncothyreon in existence or contemplated or threatened against or with respect to Oncothyreon or the Assets which could result in impairment or loss of the Assets or which might otherwise materially adversely affect the Assets;

3.1.23	Oncothyreon has not received any written notice of violation or alleged violation of:
3.1.23.1	the provisions of any of its contracts; or

3.1.23.2	any Applicable Laws;

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which, in either case, could materially adversely effect the Assets;
3.1.24	the operation of the Assets is in compliance with all Applicable Laws;

3.1.25	all material consents, licenses, permits and approvals required for the operation of the Assets have been obtained and are in good standing in all material respects;

3.1.26	other than this Agreement, there is no agreement, option or other right or privilege outstanding in favour of any person for the purchase from Oncothyreon of any or all of the Assets;

3.1.27	the Books and Records have been maintained in the usual and ordinary course, consistent with past practice and all material transactions relating to the Purchased Business have been accurately recorded in such Books and Records and, other than in the ordinary course of business, such Books and Records have not been altered nor has any information been destroyed;

3.1.28	other than where the contrary would not materially and adversely impact title to, or the value of, the Assets or would not create any liability or obligation of EMD following the Closing Time:
3.1.28.1	Oncothyreon has not received any written notice of any non-compliance with any Environmental Law;

3.1.28.2	Oncothyreon has not received any order or directive which relates to environmental matters and which requires any work, repairs, construction or capital expenditure;

3.1.28.3	Oncothyreon has not received any demand or notice with respect to the breach of any Environmental Law applicable to Oncothyreon or the Purchased Business;

3.1.28.4	to the actual knowledge of Oncothyreon, there are no claims, investigations or inquiries pending or threatened against Oncothyreon based on non-compliance with any Environmental Law;

3.1.28.5	Oncothyreon has not received any claim, complaint, notice, letter of violation, inquiry or request for information involving any matter which remains unresolved as of the date hereof with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law; and

3.1.28.6	there are no sites, locations or operations at which Oncothyreon is currently undertaking, or has completed, any removal, remedial or response action relating to any disposal or Release of environmental contaminants, as required by Environmental Laws;

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3.1.29	there are no environmental permits used in or required to carry on the Purchased Business in its usual or ordinary course;

3.1.30	Oncothyreon has not used the Leased Premises Assets or any facilities pertaining to the Purchased Business, or permitted them to be used, to generate, manufacture, refine, treat, transport, store, handle, dispose, transfer, produce or process Hazardous Substances except in compliance in all material respects with all Environmental Laws;

3.1.31	Oncothyreon has provided EMD with copies of all analyses and monitoring data for soil, groundwater and surface water and all reports pertaining to any environmental assessments or audits relating to the Purchased Business that were obtained by, or are in the possession or control of, Oncothyreon;

3.1.32	Oncothyreon does not have any outstanding bonds, debentures, mortgages, notes or other indebtedness and is not subject to any agreement to create any bonds, debentures, mortgages, notes or other indebtedness, including guarantees, indemnifications or like obligations and liabilities, relating to the Assets except for operating and other costs relating to the Assets which are or will be incurred in the ordinary course of Oncothyreon’s business;

3.1.33	Oncothyreon is not a party to or bound by any contract or commitment to pay any management fee pertaining to the Purchased Business;

3.1.34	Oncothyreon does not have any written employment contract relating to the Purchased Business with any person whomsoever;

3.1.35	there are no consultants engaged by Oncothyreon or any of its Affiliates in connection with the Purchased Business;

3.1.36	since June 30, 2008, there have been no changes in the terms and conditions of employment of any employees of the Purchased Business, including their salaries, remuneration or any other payments to them, and there have been no changes in any remuneration payable or benefits provided to any officer, director, consultant or independent contractor of the Purchased Business and Oncothyreon has not agreed or otherwise become committed to change any of the foregoing since that date;

3.1.37	there are no benefit plans, programs, agreements or arrangements (whether written or unwritten) maintained, contributed to, or provided by Oncothyreon or any Affiliate thereof for the benefit of any of its employees, former employees or independent contractors of Oncothyreon employed or retained in connection with the Purchased Business or their respective dependants or beneficiaries (the “Benefit Plans”) including all bonus, deferred compensation, incentive compensation, share purchase, share option, stock appreciation, phantom stock, savings, profit sharing, severance or termination pay, health or other medical, life, disability or other insurance (whether insured or self-insured), supplementary unemployment benefit, pension, retirement and supplementary retirement plans,

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programs, agreements and arrangements except for any statutory plans to which Oncothyreon is obliged to contribute or comply, or plans administered pursuant to applicable federal, provincial or state health, worker’s compensation and employment insurance legislation;

3.1.38	Oncothyreon has and is employing all Transferred Employees in compliance with all applicable material taxation, health, labour and employment laws, rules, regulations, notices and orders;

3.1.39	there is no lien against the Assets as a result of Workers’ Compensation legislation and, to the actual knowledge of Oncothyreon, Oncothyreon has complied in all material respects with the requirements of the Workers’ Compensation Act (Alberta) and the Employment Standards Act (Alberta);

3.1.40	Oncothyreon is not a party to any collective bargaining agreement or other agreement with a trade union or other employees’ association;

3.1.41	to the actual knowledge of Oncothyreon, none of the Transferred Employees have executed or are otherwise bound by a non-competition agreement which would restrict their ability to be employed by EMD in connection with the Purchased Business; and

3.1.42	none of the Assets disposed of by Oncothyreon pursuant to this Agreement are taxable Canadian property for purposes of the Income Tax Act (Canada).

Section 3.2 Representations and Warranties — EMD and Merck
     EMD and Merck (jointly and severally) represent and warrant to Oncothyreon that:
3.2.1	EMD has been duly incorporated and organized and is a validly subsisting corporation under the laws of Ontario;

3.2.2	Merck has been duly incorporated and organized and is a validly subsisting corporation under the laws of Germany;

3.2.3	EMD has all requisite power and authority to enter into and perform all of its obligations under this Agreement;

3.2.4	Merck has all requisite power and authority to enter into and perform all of its obligations under this Agreement;

3.2.5	the execution, delivery and performance by EMD and Merck of this Agreement has been duly and validly authorized by all necessary action of EMD and Merck and this Agreement is a valid and binding obligation of EMD and Merck enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other laws affecting creditor’s rights generally and the discretionary nature of certain remedies (including specific performance and injunctive relief);

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3.2.6	the execution and delivery of this Agreement by EMD and Merck and the consummation by EMD and Merck of the transactions contemplated by this Agreement have been duly and validly authorized and will not violate, nor be in conflict with, in either case in a material adverse manner:
3.2.6.1	any of the articles, by-laws or charter documents of EMD or Merck, as the case may be;

3.2.6.2	any provisions of any agreement or instrument to which EMD and/or Merck is a party or by which it is bound; or

3.2.6.3	any law applicable to EMD and/or Merck or the Assets;
3.2.7	EMD is a GST registrant and has a subsisting GST registration number of 12397 5260 RT; and

3.2.8	neither EMD nor Merck has incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the transactions contemplated by this Agreement for which Oncothyreon shall have any obligation or liability.
Section 3.3 Survival
     The representations and warranties set forth in Sections 3.1 and 3.2 hereof shall be deemed to have been made again on the Closing Date and
3.3.1	the representations and warranties set forth in Sections 3.1.5 and 3.1.16 shall continue in full force and effect following the Closing Date; and

3.3.2	all other representations and warranties shall continue in full force and effect until the expiration of a period of one (1) year from the Closing Date.
Section 3.4 Inventory Asset Specifications
3.4.1	Notwithstanding any other provision to the contrary in this Agreement, the sole liability of Oncothyreon in relation to the Inventory Assets (including, without limitation, the representation and warranty in Section 3.1.16 of this Agreement) shall be to refund to Merck the amount paid by Merck pursuant to this Agreement and / or the Amended and Restated Supply Agreement (2006) (less any amount paid by Oncothyreon to Baxter Pharmaceutical Solutions LLC) in respect of any Inventory Assets which, after complying with Section 3.4.2, are found not to conform with the Specifications.

3.4.2	The Parties agree, notwithstanding any provision to the contrary in this Agreement or any other agreement, that Merck shall be responsible for properly releasing the Inventory Assets and shall diligently pursue all such actions (including without limitation under the Manufacturing Contracts) that are necessary and/or desirable to permit the Inventory Assets to be released in a timely manner in accordance with the applicable Specifications. The Parties shall cooperate in such regard. If, after complying with its obligations above, Merck

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alleges that any of such Inventory Assets are not capable of being released in accordance with the applicable Specifications, Merck shall send to Oncothyreon a written notice to such effect and the reasons therefor. If Oncothyreon disagrees with Merck’s assertion that such Inventory Assets are not capable of being released in accordance with the applicable Specifications, quality representatives of Oncothyreon and Merck shall negotiate in good faith to assess the matter. In the event that the quality representatives of Oncothyreon and Merck are unable to agree on whether the Inventory Assets in question are capable of being released in accordance with the applicable Specifications, then an independent laboratory or quality assurance consultant, mutually agreed upon in writing by the Parties, shall assess the matter and analyse samples of the alleged non-conforming Inventory Assets to determine whether such Inventory Assets are capable of being released in accordance with the applicable Specifications. The Parties shall be bound by the analysis of such laboratory or consultant. The costs incurred in connection with retaining any laboratory or quality assurance consultant shall be borne by Merck if the Inventory Assets in question are found to be capable of being released in accordance with the applicable Specifications and by Oncothyreon if the Inventory Assets in question are found not to be capable of being released in accordance with the applicable Specifications.

ARTICLE 4
INDEMNIFICATION
Section 4.1 Oncothyreon Indemnification
     Subject to the limitations set forth in Sections 3.4 and 4.3, Oncothyreon (jointly and severally) agrees to indemnify EMD and Merck against and hold EMD and Merck harmless from any and all Losses which EMD and Merck may suffer or incur as a result of, in respect of or arising out of:
4.1.1	a breach of the representations and warranties of Oncothyreon under this Agreement;

4.1.2	a breach of any covenant or agreement of Oncothyreon contained in this Agreement;

4.1.3	subject to EMD and Merck complying with their obligations under this Agreement in relation to the Transferred Employees, any liability relating to the employment in connection with the Purchased Business by Oncothyreon of any employees of Oncothyreon other than Transferred Employees who accept job offers with EMD and/or Merck; and

4.1.4	any Excluded Liabilities.
Notwithstanding any other provision herein, the liability of Oncothyreon and the indemnity granted by Oncothyreon to EMD and Merck pursuant to Section 4.1.1 shall only apply if written notice of such claim hereunder together with reasonable particulars is provided to Oncothyreon within one (1) year following the Closing Date, provided that such time limitation shall not apply

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in respect of a breach of the representation or warranty contained in Sections 3.1.5 and 3.1.16 or a breach of the representations, warranties, covenants or agreements of Oncothyreon that is based upon fraud. The liability of Oncothyreon and the indemnity granted by Oncothyreon to EMD and Merck pursuant to Sections 4.1.2, 4.1.3 and 4.1.4 shall survive the Closing Date and continue in full force indefinitely.
Section 4.2 EMD and Merck Indemnification
EMD and Merck, jointly and severally, agree to indemnify Oncothyreon against and hold Oncothyreon harmless from any and all Losses which Oncothyreon may suffer or incur as a result of, in respect of or arising out of:
4.2.1	a breach of the representations and warranties of EMD and/or Merck under this Agreement;

4.2.2	a breach of any covenant or agreement of EMD and/or Merck contained in this Agreement; and

4.2.3	any Assumed Liabilities.
Notwithstanding any other provision in this Agreement, the liabilities of EMD and Merck and the indemnities granted by EMD and Merck to Oncothyreon pursuant to Section 4.2.1 shall only apply if written notice of such claim hereunder together with reasonable particulars is provided to EMD and Merck within one (1) year following the Closing Date, provided that such time limitation shall not apply in respect of a breach of the representations, warranties, covenants or agreements of EMD that is based upon fraud. The liabilities of EMD and Merck and the indemnities granted by EMD and Merck to Oncothyreon pursuant to Sections 4.2.2 and 4.2.3 shall survive the Closing Date and continue in full force indefinitely.
Section 4.3 Limitations on Liabilities and Indemnities
     Notwithstanding anything to the contrary set out in this Agreement:
4.3.1	other than claims under Section 3.4 hereof or claims in respect of Section 3.1.5 hereof, neither EMD nor Merck shall be entitled to recover any losses, damages or costs (including without limitation Losses) from Oncothyreon as a result of the indemnities set out in Section 4.1 hereof or otherwise under this Agreement until the aggregate amount of such losses, damages or costs equals or exceeds the sum of $50,000 ;

4.3.2	the sum of $1,500,000 (plus any amounts properly owing by Oncothyreon to Merck pursuant to Section 3.4 hereof) represents the maximum aggregate liability of Oncothyreon under this Agreement and as such the maximum aggregate amount of the losses, damages and costs (including without limitation Losses) that EMD and Merck are entitled to recover from Oncothyreon as a result of the indemnities set out in Section 4.1 hereof or otherwise under this Agreement other than claims made in relation to a breach of Section 3.1.5 in which case the maximum aggregate liability of Oncothyreon under this Agreement shall be

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$11,000,000 (less any portion of the $1,500,000 paid by Oncothyreon to EMD or Merck in respect of other claims hereunder);

4.3.3	the Indemnifying Party and the Indemnified Party shall cooperate fully with each other with respect to third party claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available);

4.3.4	if the amount of any Loss incurred by any Indemnified Party at any time subsequent to the receipt of payment from the Indemnifying Party in respect of such Loss is reduced by:

4.3.4.1	any net tax benefit to the Indemnified Party; or

4.3.4.2	any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against another person;
then, to the extent such reduction was not considered in determining the payment from the Indemnifying Party, the amount of such reduction shall promptly be repaid by the Indemnified Party to the Indemnifying Party. Upon making payment in full in respect of the Loss, the Indemnifying Party shall, to the extent of such payment, unless expressly prohibited pursuant to the written terms of any relevant insurance policy, be subrogated to all rights of the Indemnified Party against any third party in respect of such Loss and the Indemnified Party shall, at the request of the Indemnifying Party, assign all such rights to the Indemnifying Party on an “as is where is” basis;
4.3.5	no Party shall have the right to bring any proceedings against any other Party for a breach of any representation, warranty, covenant or agreement contained in this Agreement, except for a proceeding brought in accordance with the provisions of this Article 4; and

4.3.6	no Party shall have any liability to any other Party or any other person pursuant to this Agreement for any special, indirect or consequential damages, including but not limited to loss of profits, loss of business opportunities or loss of business investment.
Section 4.4 Claim for Indemnity
4.4.1	The Indemnified Party shall notify the Indemnifying Party by a Notice of Claim which shall be given promptly after the Indemnified Party becomes aware of its own claim or that of a third party. A Notice of Claim shall specify in reasonable detail the nature and any particulars of the event, omission or occurrence giving rise to a right of indemnification hereunder. With respect to any Notice of Claim, other than a third party claim, following receipt of Notice of Claim from the Indemnified Party, the Indemnifying Party shall have thirty (30) days to make such investigation of the Claim as is considered necessary or desirable. For the

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purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both Parties agree at or prior to the expiration of such thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be determined by a court of competent jurisdiction.

4.4.2	The Indemnified Party shall diligently and vigorously defend and contest each third party claim, demand, suit, action or proceeding which may become or does become the subject of a Notice of Claim, and, in any event, shall do so in the same manner as it would defend and contest a matter for which it was not indemnified. With respect to any third party claim, demand, suit, action or proceeding which is the subject of a Notice of Claim, the Indemnifying Party shall, in good faith and at its own expense, be entitled to defend, contest or otherwise protect against any such claim, demand, suit, action or proceeding with legal counsel of its own selection, unless otherwise agreed in writing at the Indemnifying Party’s option with the Indemnified Party. The Indemnified Party shall have the right to participate, at its own expense, in the defence thereof through counsel of its own choice and shall assert any and all cross claims or counterclaims it may have. So long as the Indemnifying Party is defending in good faith any such third party claim, demand, suit, action or proceeding, the Indemnified Party shall at all times cooperate, at its own expense, in all reasonable ways with, make its relevant files and records reasonably available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, the Indemnifying Party. In the event that the Indemnifying Party fails to timely defend, contest or otherwise protect against any such third party claim, demand, suit, action or proceeding, the Indemnified Party (i) shall have the right to defend, contest and assert cross claims or counterclaims, or otherwise protect against, the same; and (ii) may make any compromise or settlement thereof, provided that the Indemnified Party shall not settle or dispose of any such matter without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld.

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ARTICLE 5
COVENANTS
Section 5.1 Covenants of Oncothyreon
5.1.1	Except as otherwise contemplated by the Agreement or consented to in writing by EMD, from the date of this Agreement until Closing, Oncothyreon covenants and agrees with EMD as follows:
5.1.1.1	to carry on the Purchased Business in the usual and ordinary course, consistent with past practice, provided that all acts and proceedings involving a commitment in excess of $25,000 or for more than three months duration will be subject to the prior approval of EMD, which approval will not be unreasonably withheld;

5.1.1.2	to use all reasonable commercial efforts to preserve intact the Assets and the Purchased Business, organization and goodwill, to keep available the employees of the Purchased Business as a group and to maintain satisfactory relationships with suppliers and others with whom the Purchased Business has business relationships;

5.1.1.3	to use all reasonable commercial efforts to cause its current insurance policies with respect to the Purchased Business not to be cancelled or terminated or any other coverage thereunder to lapse, unless simultaneously with such terminations, cancellation or lapse, replacement policies underwritten by insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies, and where possible, for substantially similar premiums, are in full force and effect;

5.1.1.4	with their December 31, 2008 pay packages, Oncothyreon Canada shall pay to the Transferred Employees all unpaid wages, bonuses, salaries, holiday pay, vacation pay, termination pay, severance pay, change of control payments and retention payments due up to such date (with EMD to reimburse Oncothyreon Canada for such payments relating to the period from the Closing Time to December 31, 2008 as per the transition services agreement with respect thereto entered into between EMD and Oncothyreon Canada);

5.1.1.5	to promptly advise EMD in writing of the occurrence of any Material Adverse Effect in respect of the Purchased Business or of any facts that come to their attention which would cause any of Oncothyreon’s representations and warranties herein contained to be untrue in any respect;

5.1.1.6	to maintain the Books and Records in the usual and ordinary course,

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consistent with past practice, to record all transactions on a basis consistent with that practice and to transfer to EMD on the Closing Date such Books and Records that are onsite at the Premises in their full and complete form to EMD;

5.1.1.7	on or before the Closing Date, Oncothyreon shall take or cause to be taken all necessary action (including all necessary corporate action) to authorize performance of all covenants to be performed by Oncothyreon pursuant to this Agreement including, but not restricted to, the transfer of the Assets to EMD;

5.1.1.8	on the Closing Date, Oncothyreon shall deliver or cause to be delivered to EMD:
5.1.1.8.1	a certificate or other instrument of Oncothyreon or of officers of Oncothyreon as EMD or EMD’s counsel may reasonably think necessary in order to establish that the obligations and covenants contained in this Agreement to have been performed or complied with by Oncothyreon at or prior to the Closing Time have been performed or complied with and that the representations and warranties of Oncothyreon herein given are true and correct at the Closing Time;

5.1.1.8.2	a favourable opinion of Oncothyreon’s counsel substantially in the form set out in Schedule L;

5.1.1.8.3	evidence of continuing insurance for any obligations or liabilities arising before the Closing Date but for which a claim has only been submitted following the Closing Date; and

5.1.1.8.4	the following documents:
a)	a certified copy of the resolutions of the directors of each of Oncothyreon Canada, Biomira Management and Oncothyreon Parent approving the execution of this Agreement and matters related thereto;

b)	a certified copy of the resolutions of the shareholders of Oncothyreon Canada and Biomira Management approving the sale of all or substantially all assets;

c)	the transition services agreement between Oncothyreon Canada and EMD;

d)	the License Agreement;

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e)	written consent for the assignment of the following agreements:
i)	the Manufacturing Contracts; and

ii)	the Lease;
f)	assignment agreements in respect of:
i)	the Manufacturing Contracts;

ii)	the Lease;

iii)	the equipment lease, dated January 26, 2006, between Dell Financial Services Canada and Biomira Inc.; and

iv)	the technology lease, dated September 20, 2007, between Compugen Finance Inc. and Biomira Inc.; and
g)	the general conveyance between Oncothyreon, EMD and Merck.
5.1.1.9	on the Closing Date, Oncothyreon shall deliver to EMD sole and exclusive physical possession of all keys, lock combinations, safe combinations, computer passwords, properties, assets, books, records, documents and other items applicable to the Assets and the Purchased Business; and

5.1.1.10	Biomira Management will have delivered to Corixa Corporation (d/b/a GlaxoSmithKline Biologicals N.A.) a Firm Forecast, pursuant to the supply agreement dated October 20, 2004, as amended, of its requirements for Licensed Adjuvant in each of the eight calendar quarters for the period beginning on April 1, 2009 and ending on March 31, 2011.
Section 5.2 Covenants of EMD and Merck
5.2.1	Except as otherwise contemplated by this Agreement or consented to in writing by Oncothyreon, from the date of this Agreement until Closing, EMD and Merck covenant and agree with Oncothyreon as follows:
5.2.1.1	on or before the Closing Date, EMD and Merck shall take all corporate action necessary to ratify the execution of this Agreement and to authorize the performance of all covenants to be performed by EMD and Merck pursuant to this Agreement;

5.2.1.2	on the Closing Date, EMD and Merck shall pay the Purchase Price to

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Oncothyreon in accordance with Section 2.3 hereof; and

5.2.1.3	on the Closing Date, EMD shall deliver or cause to be delivered to Oncothyreon
5.2.1.3.1	the following documents:
a)	an employment agreement, in the form set out in Schedule J, entered into by each of the Key Employees;

b)	the transition services agreement between Oncothyreon Canada and EMD;

c)	assignment agreements in respect of:
i)	the Manufacturing Contracts;

ii)	the Lease;

iii)	the equipment lease, dated January 26, 2006, between Dell Financial Services Canada and Biomira Inc.; and

iv)	the technology lease, dated September 20, 2007, between Compugen Finance Inc. and Biomira Inc.; and
d)	the general conveyance between Oncothyreon, EMD and Merck..
5.2.1.4	on the Closing Date, Merck shall deliver or cause to be delivered to Oncothyreon
5.2.1.4.1	the following documents:
a)	the License Agreement; and

b)	the general conveyance between Oncothyreon, EMD and Merck.
Section 5.3 Compliance with Privacy Laws
5.3.1	EMD and Merck acknowledge and agree that EMD and Merck must comply at all times with Privacy Laws which govern the collection, use and disclosure of Personal Information disclosed to EMD and/or Merck pursuant to or in connection with this Agreement (the “Disclosed Personal Information”).

5.3.2	Neither EMD nor Merck shall use the Disclosed Personal Information for any

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purposes other than those related to the performance of this Agreement and the completion of the transactions contemplated by this Agreement.

5.3.3	Each of the Parties acknowledges and confirms that the disclosure of Personal Information is necessary for the purposes of determining if the Parties shall proceed with the purchase and sale transaction contemplated in this Agreement and that the disclosure of Personal Information relates solely to the carrying on of the business which is the subject of this Agreement, or the completion of the purchase and sale transaction contemplated in this Agreement.

5.3.4	EMD and Merck shall at all times keep strictly confidential all Disclosed Personal Information provided to it, and shall instruct those employees responsible for processing such Disclosed Personal Information to protect the confidentiality of that information in a manner consistent with EMD’s and Merck’s obligations hereunder. EMD and Merck shall ensure that access to the Disclosed Personal Information shall be restricted to those employees or service providers of EMD and Merck who have a bona fide need to access that information in order to fulfill their obligations in the course of their employment or in providing services to EMD and/or Merck.

5.3.5	The Parties shall fully cooperate with one another, with the individuals to whom the Personal Information relates, and any government authority charged with enforcement of Privacy Laws, in responding to inquiries, complaints, requests for access, and claims in respect of Disclosed Personal Information.

5.3.6	EMD and Merck undertake, after the Closing Date, to utilize the Disclosed Personal Information only for those purposes for which the Disclosed Personal Information was initially collected from or in respect of the applicable employees or other persons.

5.3.7	If Closing does not occur, on the request of Oncothyreon, EMD and Merck shall forthwith, other than as required by law, cease all use of the Disclosed Personal Information acquired by EMD and/or Merck in connection with this Agreement and will return to Oncothyreon or, at Oncothyreon’s request, destroy in a secure manner, the Disclosed Personal Information (and any copies thereof) and provide Oncothyreon with a certificate of a senior officer of EMD confirming such destruction.
For the purposes of this Section 5.3, “Privacy Laws” shall mean any and all Applicable Laws relating to privacy and the collection, use and disclosure of Personal Information in all applicable jurisdictions, including the Personal Information Protection and Electronic Documents Act (Canada) and/or any comparable provincial law, including without limitation, the Personal Information Protection Act (Alberta) and “Personal Information” shall mean any personal information about an identifiable individual but does not include an individual’s business contact information.

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Section 5.4 Apportionment
     The Parties agree that rent expenses, property taxes, utility charges, and the like, will be apportioned at the Closing in an equitable manner as of the close of business of the day immediately preceding the Closing Date (the “Adjustment Date”) so that the income and expense items with respect to the period up to and including the Adjustment Date will be for Oncothyreon’s account and the income and expense items with respect to the period after the Adjustment Date will be for EMD’s account. For purposes of this Section 5.4, the term “equitable manner” will mean that Oncothyreon will be allocated such items based on a fraction, the numerator of which is the number of days in the applicable period ending on the Adjustment Date and the denominator of which is the total number of days in such period, and EMD will be allocated the remainder.
ARTICLE 6
NON-SOLICITATION AND NON-COMPETITION
Section 6.1 Non-Solicitation
     Subject to Section 6.3, Oncothyreon will not, in any manner whatsoever, without the prior consent of EMD, at any time during a period of two years from the Closing Date, directly or indirectly:
6.1.1	induce or endeavour to induce any person to leave his or her employment with EMD; or

6.1.2	employ or attempt to employ or assist any person to employ any person employed by EMD.
Section 6.2 Non-Solicitation — EMD
     Subject to Section 6.3, EMD will not, in any manner whatsoever, without the prior consent of Oncothyreon, at any time during a period of two years from the Closing Date, directly or indirectly:
6.2.1	induce or endeavour to induce any person employed by Oncothyreon, other than Transferred Employees, to leave his or her employment with Oncothyreon; or

6.2.2	employ or attempt to employ or assist any person to employ any person employed by Oncothyreon, other than Transferred Employees.
Section 6.3 Proviso
     For purposes of Section 6.1 and Section 6.2, solicitation and/or inducement shall not include solicitation or inducement of any persons who are solicited or induced by advertising in periodicals or newspapers of general circulation, or by an employee search firm acting on Oncothyreon’s or EMD’s behalf, so long as Oncothyreon or EMD, as the case may be, did not direct or encourage such firm to solicit such person. Further, Sections 6.1 and 6.2 shall not apply to the hiring of any person who responds to such solicitations or inducements.

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ARTICLE 7
CLOSING, CONDITIONS AND TERMINATION
Section 7.1 Closing
     The sale and purchase of the Assets will be completed at the Closing Time at the offices of Fraser Milner Casgrain LLP, 2900 Manulife Place, 10180 — 101 Street, Edmonton, Alberta.
Section 7.2 Conditions for the Benefit of EMD
     The sale by Oncothyreon and the purchase by EMD of the Assets is subject to the following conditions, which are for the exclusive benefit of EMD and which are to be performed or complied with at or prior to the Closing Time:
7.2.1	the representations and warranties of Oncothyreon set forth in Section 3.1 will be true and correct in all material respects at the Closing Time with the same force and effect as if made at and as of such time;

7.2.2	Oncothyreon will have performed or complied with all of the obligations and covenants in this Agreement to be performed or complied with by Oncothyreon at or prior to the Closing Time;

7.2.3	no action or proceeding will be pending or threatened by any person to enjoin, restrict or prohibit:
(i)	the sale and purchase of the Assets contemplated hereby; or

(ii)	the right of EMD to conduct the Purchased Business;
7.2.4	non-competition agreements shall have been entered into between the Key Employees and EMD, substantially in the form set out in Schedule I;

7.2.5	employment agreements shall have been entered into between each of the Key Employees and EMD, substantially in the form set out in Schedule J;

7.2.6	Biomira Management will have entered into the License Agreement;

7.2.7	no Material Adverse Effect will have occurred in relation to the Purchased Business from the date hereof to the Closing Time; and

7.2.8	all necessary steps and proceedings will have been taken to permit the Assets to be duly and regularly transferred to and registered in the name of EMD (or as directed by EMD) including obtaining the consents to the assignments of any contracts or other commitments as set forth in the Disclosure Schedule.
Section 7.3 Conditions for the Benefit of Oncothyreon
     The sale by Oncothyreon and the purchase by EMD/Merck of the Assets is subject to the following conditions, which are for the exclusive benefit of Oncothyreon and which are to be performed or complied with at or prior to the Closing Time:

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7.3.1	the representations and warranties of EMD and Merck set forth in Section 3.2 will be true and correct in all material respects at the Closing Time with the same force and effect as if made at and as of such time;

7.3.2	EMD and Merck will have performed or complied with all of the obligations and covenants in this Agreement to be performed or complied with by EMD and Merck prior to the Closing Time; and

7.3.3	Merck will have entered into the License Agreement.
Section 7.4 Waiver of Condition
     Merck, in the case of a condition set out in Section 7.2, and Oncothyreon, in the case of a condition set out in Section 7.3, will have the exclusive right to waive the performance or compliance of such condition in whole or in part and on such terms as may be agreed upon without prejudice to any of its rights in the event of non-performance of or non-compliance with any other condition in whole or in part. Any such waiver will not constitute a waiver of any other conditions in favour of the waiving party.
Section 7.5 Termination
     This Agreement may be terminated, by written notice:
7.5.1	by Oncothyreon or EMD if a material breach of any representation, warranty, covenant, obligation or other provision of this Agreement has been committed by the other party and such breach has not been waived or cured within 30 days following the date on which the non-breaching party notifies the other party of such breach;

7.5.2	by EMD if any condition in Section 7.2 has not been satisfied as of the Closing Time and EMD has not waived such condition on or before the Closing Date;

7.5.3	by Oncothyreon if any condition in Section 7.3 has not been satisfied as of the Closing Time and Oncothyreon has not waived such condition on or before the Closing Date;

7.5.4	by written agreement of Oncothyreon and EMD; or

7.5.5	by Oncothyreon or EMD if the Closing has not occurred by January 30, 2009.
ARTICLE 8
MISCELLANEOUS
Section 8.1 Treatment of Excluded Assets
     The Parties agree that the Excluded Assets may be removed from the Premises by Oncothyreon following the date of this Agreement until February 28, 2009. Following the Closing Time, Oncothyreon may not enter into the Premises to remove the Excluded Assets, or for any other reason, without the prior consent of EMD, such consent not to be unreasonably withheld, and upon forty-eight (48) hours prior notice. The Parties agree that the Excluded

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Assets are the property of Oncothyreon, shall be removed from the Premises no later than February 28, 2009 by Oncothyreon and that EMD and Merck shall have no responsibility for, or liability for, any damage that may occur to the Excluded Assets provided that EMD and Merck exercise the same care with respect to storage of the Excluded Assets as they would in relation to storage of their own assets of similar type. For greater certainty, Oncothyreon agrees to maintain insurance coverage over the Excluded Assets for so long as they are situated on the Premises and shall, subject to EMD and Merck exercising the standard of care referred to above in relation to the Excluded Assets, be responsible for any damage to any of the Assets of EMD or Merck as a result of the storage at the Premises or movement by Oncothyreon of the Excluded Assets from the Premises.
Section 8.2 Further Acts
     Each of the Parties hereto shall execute and deliver any further documents and do all acts and things as the requesting Party may reasonably require to carry out the true intent and meaning of this Agreement, including, without limiting the generality of the foregoing, assisting another Party with the discharging of no longer applicable security registrations. Notwithstanding the generality of the foregoing, Oncothyreon agrees to preserve intact and maintain any and all Books and Records not physically transferred at the Closing Time to EMD/Merck for a period of no less than two (2) years following the Closing Time and to provide originals and/or true copies of any such Books and Records to Merck as soon as reasonably practicable following a written request of the same.
Section 8.3 Parties of Interest
     This Agreement shall enure to the benefit of and be binding upon the Parties hereto, their permitted assigns and successors.
Section 8.4 Entire Agreement
     This Agreement and the License Agreement constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, proposals and agreements, whether oral or written, with respect to the subject matter hereof.
Section 8.5 Notices
     Any notice required to be given under the terms hereof may be given by a Party hereto by delivering or telecopying such notice to the Party to which it is to be given at the address or telecopy number below or at such other existing municipal address or telecopy number as that Party may provide in writing to the other Party in lieu thereof in accordance with this Section 6.4:
8.5.1	In the case of Oncothyreon:
Biomira Management, Inc. 2601 Fourth Avenue, Suite 500 Seattle WA 98121 United States of America Attention: President Facsimile: (206) 801-2101

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

8.5.2	In the case of EMD:
2695 North Sheridan Way Suite 200 Mississauga, Ontario L5K 2N6 Attention: President Facsimile: (905) 919-0299
8.5.3	In the case of Merck:
Merck KGaA Frankfurter Strasse 250 D-64293 Darmstadt Germany Attention: Merck Serono Legal Department Facsimile: +49-6151-72-2373
Any such notice shall be deemed to have been received by a Party hereto immediately upon delivery or telecopy transmission of such notice to such Party at its address or telecopy number in such notice.
Section 8.6 Waiver
     Failure by any Party hereto to insist in any one or more instances upon the strict performance of any one of the covenants contained herein shall not be construed as a waiver or relinquishment of such covenant. No waiver by any Party hereto of any such covenant shall be deemed to have been made unless expressed in writing and signed by the waiving Party.
Section 8.7 Severability
     Any provision hereof which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 8.8 Amendments
     No term or provision hereof may be amended, discharged or terminated, except by an instrument in writing signed by the Parties hereto.
Section 8.9 Public Announcements and Regulatory Filings
Oncothyreon, EMD and Merck agree that a press release, substantially in the form of press release attached as Schedule M, shall be issued by each of Oncothyreon and EMD/Merck to announce the execution of this Agreement. With respect to any other press releases or public statements related to the subject matter of this Agreement, except with respect to subject matter already in the public domain or as required by law,

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Oncothyreon and EMD/Merck shall each provide the other party with a copy of the proposed press release or public statement for review and approval, such approval not be unreasonably withheld. With respect to the filing of this Agreement with the U.S. Securities and Exchange Commission and any similar regulatory authorities, as may be required by Applicable Law, Oncothyreon shall provide EMD/Merck with a copy of the proposed filing version of this Agreement for review and comment.
Section 8.10 Confidentiality
Oncothyreon, EMD and Merck agree not to (directly or indirectly) disclose, allow access to, transmit or transfer any of the other Party’s Confidential Information to a third party without the prior written consent of the other Party hereto or unless such disclosure is required by Applicable Law or an applicable regulatory authority. This obligation of confidentiality shall remain in force for a period of ten (10) years from the Closing Date. The Parties further recognize that, as contemplated in Section 8.1, there will be certain assets and proprietary information of Oncothyreon and its Affiliates at the Premises for a period of time following the Closing and EMD and Merck covenant and agree not to use, in any manner, any such assets or information and to strictly maintain the confidentiality thereof.
Section 8.11 Assignment
     Oncothyreon shall not be entitled to assign this Agreement or any of its interests or entitlements under the Agreement without the prior written consent of EMD. EMD shall be entitled to assign this Agreement and any of its interests or entitlements under this Agreement to any one or more of its Affiliates.
Section 8.12 Time of Essence
     Time shall be of the essence of this Agreement.
Section 8.13 Governing Law
     This Agreement shall be governed by and construed in accordance with the laws of the province of Alberta and the federal laws of Canada applicable therein and the Parties attorn to the exclusive jurisdiction of the courts of the Province of Alberta.
Section 8.14 Survival
     The covenants and agreements set out in Articles 3,4 and 6 and Sections 8.1, 8.2, 8.4, 8.5, 8.9 and 8.10 hereof shall survive the Closing Date.
Section 8.15 Counterparts
     This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original but such counterparts together shall constitute but one and the same instrument.
Section 8.16 Faxed Copies
     A faxed copy or telecopy of this Agreement shall have the same force and effect as an originally executed copy of this Agreement.

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

ARTICLE 9
EXECUTION
This Agreement is agreed to and accepted by:

BIOMIRA MANAGEMENT, INC.		EMD SERONO CANADA INC.

By:	/s/ Robert L. Kirkman, M.D.	By:	/s/ Deborah Brown

Title:	President & CEO	Title:	Managing Director

By:		By:	/s/ William Hilson

Title:		Title:	Finance Director

MERCK KGAA		ONCOTHYREON CANADA INC.

By:	/s/ Andreas Stickler	By:	/s/ Robert L. Kirkman, M.D.

Title:	Head of M&A	Title:	President

By:		By:

Title:		Title:

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman, M.D.

Title:	President & CEO

By:

Title:

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Schedule A
Inventory Assets
[+]

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Schedule B
Leased Premises Assets
See Schedule D

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Schedule C
Manufacturing Contracts
1. Adjuvant Supply Agreement, dated October 20, 2004, as amended, between Corixa Corporation (d/b/a GlaxoSmithKline Biologicals N.A.) and Biomira International Inc. (assigned to Biomira Management Inc. on December 7, 2007)
2. Product Development and Clinical Supply Agreement, dated September 10, 1999, as amended, between Baxter Pharmaceutical Solutions LLC and Biomira USA, Inc.

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Schedule D
Other Assets
Oncothyreon Canada Inc
Asset Listing by Department
As of September 30, 2008

Dept					Net Book		Serial	Model
Code	Number	Description	Purch Date	Purch Price	Value	Manufacturer	Number	Number	AFE #	Location

2050	1127	3com linkswitch 1000 100b-fx d	29-May-97	5,200.00	0.00
2050	1128	3com superstack II switch 300	29-May-97	7,799.00	0.00
2050	1129	3com superstack II switch 1000	29-May-97	14,739.00	0.00
2050	1193	IBM PC server	7-Jul-98	16,000.00	0.00		23P5206
2050	1269	Proxima projector	28-Feb-00	6,008.00	0.00				00-2-010
2050	1283	Xerox N3225, HP laserjet 4050T	15-May-00	11,422.00	0.00		HPUSBB 012481		00-2-017
2050	1319	Computer (former lease)	8-Jul-01	34,571.76	0.00				01-2-004	SRVRM
2050	1324	Buyout of Lease	31-Aug-01	41,175.65	0.00				01-2-012
2050	1332	Computer Lease — reclass to	30-Nov-01	154,962.20	0.00
2050	1403	Scanner, Fujitsu	30-Sep-03	12,000.00	0.00	Fujitsu	504441	FI-4750C	03-4-019	IS
2050	1409	Hewlett-Packard Comp (BUSA)	20-Dec-04	69,166.22	0.00	Hewlett Packard			100123
2050	1417	Dell Financial Computer Lease	13-Jul-05	139,732.38	0.00	Dell/HP			2/5/1932
2050	1434	Citrix WANScalers 8500	19-Jun-07	8,550.91	5,225.49	Compugen	ORB-7500-1	NETCIR7500	2/7/1951
2050	1435	Leased HP Computer servers	28-Sep-07	163,524.70	104,474.15	Compugen		HP Servers (SAN)	2/7/1952
2050	1441	HP 4050 TN Printer	1-Aug-00	2,247.42	0.00
2050	1452	Dell Computers BuyOutEndofTerm	8-Jul-08	25,105.00	23,012.92	Dell/HP			2/8/2005	Edmonton
2050	1459	MPSM6110 IMPRNTR/STMPS/SDDL F6	30-Sep-08	5,625.12	5,468.87		100E5487	MPSM6110
2060	1440	Xerox Workcentre 7665	7-Nov-07	31,500.00	25,725.00	Xerox	VDR548760	WC 7665	8/7/1958
2060	1449	Xerox Workcentre 4150XF	26-May-08	4,299.00	3,109.12	Xerox	L99041198	4150XF
2060	1450	Walk-in Cooler	3-Jun-08	17,848.00	17,489.75					Edmonton, AB
2060	1458	Xerox Workcentre 4150S	30-Sep-08	4,299.00	4,227.35	Xerox	L99358267	WC4150S
2070	1	van	1-Jan-92	3,500.00	0.00	Dodge	VIN 2B7GB13TSHK278889	RAM150
2070	160	Biomira Sign & Plaque	15-Jun-92	8,121.50	0.00
2070	177	Biomira North Renovations	29-Jun-92	18,227.00	0.00
2070	270	Electrical & Add-on Furniture	20-Aug-92	8,370.50	0.00
2070	298	Forma Model 6097 Glassware Ste	8-Sep-92	8,933.80	0.00	Forma	51354-375	6097		B204
2070	299	Fury Glassware Dryer Model 609	8-Sep-92	9,000.00	0.00	Forma	51354-376	6097		F113
2070	403	Low Temperature Calibration Un	16-Nov-92	6,610.00	0.00	TECHNE	31728/1	DB45M		Metrology
2070	404	High Temperature Calibration U	16-Nov-92	7,400.00	0.00	TECHNE	30913/1	DB1200M		Metrology
2070	453	Vivarium Cage & Bottle Washer	28-Jan-93	36,000.00	0.00	Better Built	6855	550		VIVARIUM
2070	479	Waste Storage Building	22-Feb-93	10,263.00	0.00
2070	495	Renovations to the Vivarium	27-Feb-93	131,375.39	0.00
2070	574	Precision RTD Thermometer	21-Jun-93	5,437.95	0.00	Azonics	T1742-3139	A1011		Metrology
2070	721	Digital Pressure Calibration S	8-Feb-94	13,540.00	0.00		6051513			Metrology
2070	904	Eagle 3000 Scientific Series S	22-Sep-94	47,804.00	0.00	AMSCO	12539403	3000		L106
2070	1233	Office Furniture for B	1-Apr-99	17,046.25	0.00				99-8-009
2070	1300	Millwork- counters/fume hood	23-Nov-00	4,437.50	0.00				00-8-029	F219

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Oncothyreon Canada Inc
Asset Listing by Department
As of September 30, 2008

Dept					Net Book		Serial	Model
Code	Number	Description	Purch Date	Purch Price	Value	Manufacturer	Number	Number	AFE #	Location

2070	1305	Front reception renovation	24-Jan-01	10,025.80	0.00				00-8-034
2070	1312	Free standing pedestal desk (r	30-May-01	499	0.00				00-8-034
2070	1313	25 Chairs, various styles	11-Jun-01	8,934.00	0.00	All-West			01-8-008	Immunology
2070	1325	Finance/Clinical/Tech Op’s des	29-Sep-01	5,965.00	0.00				01-8-014
2070	1327	Chair Replacements	11-Oct-01	9,990.62	0.00				01-8-016
2070	1334	Scotsman Ice Flaker Machine	8-Mar-02	5,679.00	0.00	Scotsman	542503-07D / AFE325AS-1A	AFE325AS-1A	02-8-003	B211
2070	1338	Upgrade HVAC / Clean Suite Fac	21-Jun-02	43,561.95	0.00				02-8-008
2070	1342	Stainless Steel Storage Cabine	30-Jun-02	11,050.00	0.00	Halbar Stainless			02-8-007	Viv cabinets
2070	1385	Hart Scientific Low Temp Calib	1-Nov-01	3,086.39	0.00	Hart Scientific	A1A023	9402 HDRC	02-12-USA	F212
2070	1401	Vivarium Expansion	28-Feb-00	71,797.77	0.00				00-8-011
2070	1402	Basement/main floor exp. (QC)	30-Mar-98	342,938.90	0.10				99-8-007
2070	1405	Stair Repairs	30-Jul-04	22,350.00	3,725.00	Dawson Wallace Const			04-8-021	Edmonton
2070	1425	Reliance 500 Glassware Washer	21-Nov-05	49,571.00	21,500.11	Steris	3634305001	Reliance 500	8/5/1938	F113
2070	1432	Kaye CTR-80 Bath (-80C to 30C)	31-Oct-06	13,010.00	6,776.08	GE Sensing	X0390	CTR-80	8/6/1946	Metrology
2070	1436	Walk in Cooler	28-Sep-07	15,570.00	12,196.50	Coral Engineering		8x8x7.5 walk-in cooler	8/7/1950	second floor F212
2070	1437	Data and Telephone Cabling	21-Sep-07	36,808.38	30,253.67	R&T Networks			2/7/1956	second floor
2070	1444	Building Renovations 2008	12-Mar-08	102,587.00	90,618.54	Edmonton Economics
2070	1445	Avaya Phone System	31-Mar-08	24,391.00	21,951.88	Telus Communications
8020	993	TOC Analyzer & Validation Supp	18-Jul-95	29,477.16	0.00		9507-276			F219
8020	1112	REVCO 45 cu.ft fridge	16-Apr-97	4,460.83	0.00	Revco	NB-110726	REBL304AVA		F219
8020	1147	HP 6890 series gas chromatogra	27-Aug-97	51,946.77	0.00		US00009603			F219
8020	1179	Autosampler for existing Dione	16-Apr-98	18,090.00	0.00	Beckman	00-151	508		F219
8020	1261	Waters Bus/SAT kit	13-Jan-00	2,630.00	0.00	Waters			00-8-001	F219
8020	1262	Laser scattering Device s/n 10	30-Jan-00	72,235.62	0.00	Precision Detection		PL-ELS-1000	00-8-002	F219
8020	1303	HPLC pump (model 2690)	27-Dec-00	44,736.91	0.00	Waters	M99SM7648M	2695	00-8-001	F219
8020	1316	HPLC system and software	24-Jun-01	68,072.50	0.00				01-8-010	F219
8020	1341	Evaporativ Light Scattering De	15-May-01	22,689.45	0.00	Polymer Laboratories	003-653	PL-ELS 1000	02-8-017	B213
8020	1366	HPLC Detector	1-Jun-96	17,757.98	0.00	Waters	L97996450M	996photodioarray	02-12-USA	F219
8020	1369	HPLC High Pressure Chromatogra	1-Dec-97	71,538.26	0.00	Waters	M975M4937M	2690	02-12-USA	F219
8020	1370	HPLC — SAT/IN Module	1-Dec-97	2,738.87	0.00	Waters	M97SAT735M	SAT	02-12-USA	F219
8020	1381	Shimadzu UV Mini 1240 Spectoph	1-Oct-00	7,009.49	0.00	Shimadzu Corp	A10913780220	UVMini-1240	02-12-USA	F219
8020	1384	Harris -85o Freezer	1-Jun-01	12,628.24	0.00	Harris	4743		02-12-USA	F219
8030	477	Microzone 6 ft Biological Con	21-Feb-93	7,872.00	0.00	Microzone Corp	902-7268	BM6-2A-49		F214
8030	678	Wedgewood Ph Monitor (2)	16-Nov-93	12,898.24	0.00	Sepracor	33201	600		F-221
8030	703	BPG 200/500 Column (2)	7-Jan-94	11,880.00	0.00	Pharmacia	20000950	BPG200/500		F221
8030	787	5x4-way Valve Manual Pharmacia	10-Apr-94	5,707.10	0.00	Pharmacia	N/A			F221
8030	914	Isotemp General Purpose 26 cu.	6-Nov-94	5,050.00	0.00	Fisher Scientific	93766321	13-987-326R		F214

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Oncothyreon Canada Inc
Asset Listing by Department
As of September 30, 2008

Dept					Net Book		Serial		Model
Code	Number	Description	Purch Date	Purch Price	Value	Manufacturer	Number		Number	AFE #	Location

8030	958	Watson Marlow Pump	26-Mar-95	5,000.00	0.00
8030	1068	Shimadzu Fluorometer and Softw	9-Jul-96	15,286.00	0.00	Shimadzu		30099K	RF-551PC		F221
8030	1105	Ultrospec 3000	6-Mar-97	8,900.00	0.00	Pharmacia		67679	Ultrospec 3000		F214
8030	1109	Sorvall RC-5C Plus	1-Apr-97	15,140.06	0.00	Mandel Scientific		9503408	RC5C Plus		F221
8030	1253	3L Bioreactor	10-Sep-99	12,635.62	0.00					99-88-021	F214
8030	1254	Bioreactor	30-Sep-99	17,603.86	0.00	Applikon			Z61103CT04	99-88-018
8030	1260	508 Injector	22-Dec-99	16,124.00	0.00	Beckman		90010	508 Autosampler	99-8-025	F221
8030	1264	Ozone Monitor	14-Feb-00	6,802.95	0.00	PCI-Wedeco		1414	HC400	99-8-024	F221
8030	1265	AKTA explorer HPLC system	28-Dec-00	76,890.79	0.00	Pharmacia (amersham)		1937		00-8-003	F221
8030	1309	BPG 200/500 Column DI/NI	18-Mar-01	7,287.00	0.00	PHARMACIA		N/A	BPG200/500	01-8-003	F221
8030	1345	Rotor for Centrifuge CEN-2015	31-Jul-02	10,287.07	0.00	Sorvall		10253675	SLA-3000	02-8-015	F222
8030	1355	Floor Scale 500 KG Cap w/term	21-Aug-02	9,505.00	0.00	Mettler	1114584-1GD		2888032001	02-8-009	F221
8030	1358	Thermal Label Printer	24-Sep-02	1,655.00	0.00	Mettler	0305503-4MA		8865-0011	02-8-009	F221
8030	1371	Dura-Stop MP Tray Dryer / Comp	1-Jan-98	77,855.25	0.00	FTS Systems Inc		10493	TDS3C2C8100/7470	02-12-USA	F214
8030	1372	Optima LE-80k ultracentrifuge	1-Feb-98	69,147.68	0.00	Beckman	COL98A02		Optima LE-80k	02-12-USA	F214
8030	1374	Heat Exchanger	5-Feb-98	1,375.16	0.00	Exergy Inc		12962	00169-3	02-12-USA	F221
8030	1376	Dura-Dry MP Freeze Dryer	1-Jul-98	12,093.06	0.00	FTS Systems		10490	FD2085C0101	02-12-USA	F214
8030	1377	Karl Fisher Titrator	1-Oct-98	11,954.00	0.00	Mettler Toledo	MEB08872		DL37/996Photodiode	02-12-USA	F221
8030	1379	Calorimeter DSC w/ Monitor	1-Dec-98	84,368.75	0.00	Calorimetry Sciences		165	4100 DSC	02-12-USA	F214
8030	1380	Calorimeter DSC w/monitor & ci	1-Dec-98	620.39	0.00	Neslab		198321173	RTE-140	02-12-USA	B217
8030	1382	HPLC Allicance System	30-Apr-01	87,110.37	0.00	Waters		D015M4107M	SHC (2690)	02-12-USA	F219
8030	1383	PolymerLab Mass Evap Det HPLC2	1-May-02	22,689.45	0.00	Polymer Labs		022-12T	PL-ELS-1000	02-12-USA	F219
8030	1386	Sonicator	1-Jan-02	8,885.42	0.00	Misonix Inc.		R0146	S3000	02-12-USA	F214
8030	1387	Applikon Bioreactors w/accesso	1-Nov-99	23,226.46	0.00	Applikon	P	08359/5; P10578/4	P100	02-12-USA	F214
8030	1388	Stirrer Motor Assembly P1000C	1-Sep-00	10,039.87	0.00	Applikon	P	01417/3; P05257/17	P1000	02-12-USA	F214
8030	1390	Bioreactor 7l, stirrer, access	1-Jul-00	14,163.83	0.00	Applikon Inc.				02-12-USA	F214
8030	1391	Applikon Bioreactors w/ access	1-Jul-01	22,424.94	0.00	Applikon	P	11105/12 ; P19968/48	P310	02-12-USA	F214
8030	1392	Dedicated Bioreactor	8-Feb-98	16,275.66	0.00	Applikon	ADI10122261		ADI1012	02-12-USA	F214
8030	1393	Bioreactor (1L)	4-Apr-98	7,322.27	0.00	Applikon Inc				02-12-USA	F214
8030	1394	Applikon Bioreactor w/ accesor	1-Mar-98	25,754.43	0.00	Applikon	P	05735/11 ; P10578/63	P140	02-12-USA	F214
8030	1395	Bioreactor (3L)	1-Aug-98	2,426.96	0.00	Applikon Inc				02-12-USA	F214
8030	1399	Double Incubator	1-May-97	4,069.60	0.00	VWR / Sheldon Mftg		300594	1565	02-12-USA	F221
8030	1412	Two Fireking 4 Drawer Cabinets	16-Feb-05	4,474.00	1,192.92	Fireking			4 drawer lateral	8/5/2028	F215
8030	1429	15L Applikon BioReactor	28-Aug-06	20,935.40	10,067.65	Applikon Inc.		1101/01, P10496/7, P09759/7,		8/6/1945	Manufacturing B101010
8040	1122	18 L Lyophilizer	25-May-97	14,480.00	0.00	VIRTIS		202377 202325	UNITOP400SL 26031		Pilot Plant
8040	1411	60L S/Steel Pressure Vessel	1-May-05	27,939.15	5,871.15	T & C	TO6253		60L	8/5/2029	Baxter
8040	1415	5L Applikon Bioreactor	8-Jul-05	15,786.70	2,959.99	Applikon Inc.	P	06175/32;P04600/14		8/5/1931	Baxter

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Oncothyreon Canada Inc
Asset Listing by Department
As of September 30, 2008

Dept					Net Book		Serial	Model
Code	Number	Description	Purch Date	Purch Price	Value	Manufacturer	Number	Number	AFE #	Location

8040	1419	Magnetic Stirrer/Motor Assembl	8-Jul-05	9,008.16	1,689.03	Applikon	PO6175/25 P03384/1	P140	8/5/1931	Baxter
8040	1421	50L INOVA Intermediate Tank	24-Aug-05	42,562.62	9,753.98	INOVA	N/A	50L	8/5/1937	Baxter
8040	1422	INOVA Filling Parts	1-May-05	40,317.45	8,497.70	INOVA			8/5/2029	Baxter
8040	1427	15L Applikon Jacketed Vessel	26-May-06	4,227.56	1,937.74	Applikon	V3ME010051	15L Jacketed Vessel	8/6/1941	Baxter
8040	1431	Lightnin Mixer Model G2S05R	9-Nov-06	5,730.33	2,984.59		R0653576101-02	G2SO5R	8/6/1947	Baxter
8040	1433	5L BioReactor	31-Jan-07	9,294.34	5,421.74	Applikon	Z6110CT05/Z81315MG03/81313R645		8/6/1949	Manufacturing
8040	1443	60L Pressure Vessel	11-Mar-08	52,250.00	44,630.22	Baxter Pharm.			8/6/1948
8040	1446	Scale- up Stimuvax equipment	22-Apr-08	5,000.00	4,374.98	see notes	see notes	see notes	8/8/2001	Process development
8040	1453	Stirrer Controller P1000	6-Aug-08	4,758.00	4,559.74	Applikon	P161627	P1000	8/5/1931	Edmonton
8040	1454	Stirrer Motor Assembly P1000	6-Aug-08	4,304.00	4,124.66	Applikon	P169894	P1000	8/5/1931	Edmonton
8050	316	HP 1050 Series Autosampler	14-Sep-92	9,649.50	0.00	Hewlett Packard	3141A01614	HP1050Series	N/A	E205
8050	317	High Speed Spectrophotometric	14-Sep-92	13,977.36	0.00	Hewlett Packard	3149G01298	HP1050 Series	N/A	E205
8050	318	Automated Gradient LC System	14-Sep-92	15,741.00	0.00	Hewlett Packard	3225A01584	HP1050 Series	N/A	E205
8050	905	Empty YMC Column 2000PSI	28-Sep-94	10,455.00	0.00					Chemistry
8050	1115	16 Port drying chamber	6-May-97	1,973.67	0.00	LABCONCO		7522900		F218
8050	1218	HPLC for PD/Chem Development	30-Dec-98	10,622.03	0.00	Waters	B97996	996		F218
8050	1219	HPLC for PD/Chem Development	30-Dec-98	39,377.97	0.00	Waters	K965M4 608M	2690		F218
8050	1248	Electrochemical detector with	23-Jun-99	13,535.00	0.00	Applikon Inc.		Z61103CT04	99-9-019
8050	1400	Waters HPLC P2000	12-Nov-98	58,059.09	0.00	Waters	MX7AM8182M	DSC		F213
8070	220	Metrohm Titroprocessor w/Acces	20-Jul-92	17,305.35	0.00	Metrohm	2N4/223	682 Titroprocessor	N/A	E212
8070	253	Optical Activity Model AA-5 An	5-Aug-92	13,929.76	0.00	Optical Activity	15-19-10A	AA-5	N/A	E213
8070	338	Model 3MO Micro-Osmometer	27-Sep-92	4,933.00	0.00	Advanced Instruments	42365F	3MO	N/A	E213
8070	754	Diode-Array Spectrophotometer	14-Mar-94	15,945.00	0.00	Hewlett Packard	3338A04616	8452A	N/A	E205
8070	1137	HP 1100 Automated binary LC3D	10-Jul-97	59,624.17	0.00				97-8-021	B213
8070	1146	HP1100 automated binary LC3D s	13-Aug-97	59,148.95	0.00	Hewlett Packard	See Notes	See Notes	97-8-021	E205
8070	1164	plate reader Spectra MAX340	29-Dec-97	25,000.00	0.00	Molecular Devices	M01232	340	N/A	E205
8070	1239	HPLC system, installed with ac	27-Apr-99	73,678.20	0.00	Hewlett Packard		Series 1100 see notes	99-8-004/ 99-8-005	E205
8070	1240	HPLC system, Hardware for 1239	27-Apr-99	11,693.55	0.00	Hewlett Packard		Series 1100	99-8-005	E205
8070	1241	HPLC system, software for 1239	27-Apr-99	1,637.80	0.00	Hewlett Packard		Series 1100	99-8-005	E205
8070	1243	HPLC system, installed with ac	27-Apr-99	4,686.35	0.00				99-8-003
8070	1270	Flourescence detector HP 1100	5-Mar-00	14,441.00	0.00	Hewlett Packard	DE92001584	Series 1100	00-8-012	E205
8070	1297	Microplate Washer 96 well	5-Oct-00	9,895.00	0.00	Dynex Technologies	1UWA1658	Ultrawash Plus	00-8-025	E207
8070	1301	RCS High Flow Air Sampler	3-Dec-00	5,344.06	0.00	Biotest	31222	Biotest	00-8-033	F116
8070	1317	Environmental chambers (2x20 c	25-Jun-01	46,297.06	0.00	Lab Line	0601-0005	EC22560	01-8-005	208
8070	1322	Environmental chambers (2x20 c	26-Aug-01	2,555.77	0.00	Lab-Line	0601-0001	EC22560	01-8-005	208
8070	1323	Environmental chambers (19 cub	26-Aug-01	18,533.38	0.00	Lab-Line	0901-0001	EC24075	01-8-005	208
8070	1360	Runtime21 Security Chem Server	30-Sep-02	66,607.35	0.00	Agilent	US20741069	H2118A	02-8-005	SERVER ROOM

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Oncothyreon Canada Inc
Asset Listing by Department
As of September 30, 2008

Dept					Net Book		Serial	Model
Code	Number	Description	Purch Date	Purch Price	Value	Manufacturer	Number	Number	AFE #	Location

8070	1364	Accusizer 788/Aps (2 pcs)	1-May-02	68,920.80	0.00	Particle Sizing	203702	780 APS	02-11-USA	B217
8070	1368	Evaporative light scatter. det	1-Dec-98	20,692.36	0.00	Polymer Labs	3652	PL-ELS-1000	02-12-USA	F219
8070	1404	Microbalance, Prof. Level	30-Jun-04	16,991.18	0.00	VWR / Mettler	1125171200	MX5	04-8-022	8601/F116
8070	1406	A/D Interface Box	1-Aug-04	4,184.00	0.00	Agilent	CN00004762	35900E	04-8-023	E205
8070	1407	Chemstore License	1-Aug-04	14,965.00	0.00		Box #2310-03080		04-8-023	Edmonton
8070	1410	Coulter Particle Counter	28-Jan-05	23,898.60	1,991.44	Beckman Coulter	AH48364	Z1 Dual	9/5/2027	B109
8070	1413	Coulometer Titrator ModelDL39X	17-Mar-05	14,119.00	2,058.85	Mettler Toledo	5127103667	DL39X	8/5/1930	E212
8070	1423	PL-ELS Evap. Light Scattering	19-Oct-05	19,000.56	5,148.48	Polymer Laboratories	003-1259	PL-ELS 1000	5/5/1940	E205
8070	1426	Evapor. Light Detector	2-Jun-06	18,019.42	9,610.46	Agilent & Polymer	003-1276	PL-ELS 1000	8/6/1942
8070	1428	Coulometric Titrator	9-Jun-06	15,460.00	8,385.19	Mettler Toledo	5127215753	DL39X	8/6/1943
8070	1430	A/D interface box	2-Jun-06	4,186.00	2,235.41	Agilent Tecnologies	CN00006137	35900E	8/6/1942
8070	1442	GC6890 Network GC System	20-Feb-08	40,094.75	33,412.27	Agilent Technologies	CN10802005/US8559766H	GC 6890N	8/7/1963
8070	1448	ImmunoSpot Analyzer&Software	15-Apr-08	8,995.00	7,870.60					Edmonton, AB Canada
8070	1447	8453UV- VisibleSpectrophotomtr	30-Apr-08	11,834.10	10,601.40	Agilent Technology	CN22806871	8453	8/8/2002
8070	1451	H1141A/H1142A/H1143A/H1146A	18-Jun-08	2,565.90	2,352.06	Agilent Technologies			8/8/2002
8070	1456	NuAire Labgard Containment Cab	3-Sep-08	5,593.67	5,477.14	NuAire Inc		NU-S813-400	8/8/2006
8080	1365	Fireproof File Cabinet	1-Jun-02	7,670.04	0.00	Fire King	FL2002150011		02-12-USA	F102
8080	1397	Fireproof File Cabinet	1-Nov-00	3,819.72	0.00	Fire King	FL1999043022		02-12-USA	F102
9020	165	Molecular Devices Thermomax Mi	21-Jun-92	18,000.00	0.00	Molecular Devices	UVT-06515	Thermomax		B217
9020	197	Refrigerated Tabletop Centrifu	5-Jul-92	5,920.00	0.00					B207
9020	344	Refrigerated Tabletop Centrifu	12-Oct-92	9,690.63	0.00	Beckman	ALR01J88	Allegra G56R		B207
9020	484	Radioactive Fume Hood	23-Feb-93	14,115.00	0.00	HH Hawkins				B115
9020	499	Nuaire Class II Type A/B3 4 ft	8-Mar-93	6,000.00	0.00	NU-AIRE	26740AAN	NU425-400		B213
9020	500	Nuaire Class II Type A/B3 4 ft	8-Mar-93	6,000.00	0.00	NU_AIRE	26742AAN	NU-425-400		B213
9020	506	Nuaire Class II Type A/B3 4 ft	11-Mar-93	6,000.00	0.00	NU-AIRE	26737AAN	NU-425-400		B213
9020	659	Deluxe Inverted Photozoom Micr	21-Oct-93	6,135.00	0.00	Bausch & Lomb	AR4458	Photozoom		B207
9020	720	FACSort Simultaneous Five Para	7-Feb-94	115,000.00	0.00	Becton Dickinson	9-65680-00A	FACSort		B207
9020	755	Thermomax Microplate Reader, S	14-Mar-94	20,600.00	0.00	Molecular Devices	UVT06587	Thermomax
9020	767	Automated Kinetic ELISA Reader	27-Mar-94	19,200.00	0.00	Molecular Devices	UVT06273	Thermomax		B217
9020	885	Thermomax Microplate Reader	12-Jul-94	17,500.00	0.00	Molecular Devices	UVT07181	Thermomax		B217
9020	897	CONSORT OptiPac Optical Drive	8-Aug-94	8,190.00	0.00	Bering	5600-113A074	01-09934-BD-REVN
9020	901	6” 7 Day Circular Recorder	24-Aug-94	5,328.32	0.00					B213
9020	1095	96 Well Harvester	14-Jan-97	12,065.54	0.00	Skatron	88	11050		B114
9020	1209	Microbeta Trilux 6 Detector	27-Sep-98	79,255.00	0.00	Wallac	4501260	1450Microbeta		B201
9020	1212	FACstation	28-Sep-98	18,995.00	0.00					B207
9020	1255	reallocation of Gammacell (gam	22-Oct-99	28,755.46	0.00	Atomic Energy of Can	50	Gamma Cell 220	99-92-016	C102A
9020	1263	Incubator Shaker 4000 120v50	7-Feb-00	8,820.00	0.00	NewBrunswickScientif		Innova 4000	00-9-008	Offsite — Suresh

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Oncothyreon Canada Inc
Asset Listing by Department
As of September 30, 2008

Dept					Net Book		Serial	Model
Code	Number	Description	Purch Date	Purch Price	Value	Manufacturer	Number	Number	AFE #	Location

9020	1285	Ultrawash ca70880-029	6-Jun-00	9,952.32	0.00				00-9-014	B217
9020	1298	Cell harvester Mach III manual	5-Nov-00	19,260.00	0.00	Tomtec Harvester	96-3M-428	Mach IIIm	00-8-031	B201
9020	1307	CO2 Incubator with gas guard	14-Feb-01	5,380.00	0.00	Forma Scientific	90890-14580	WaterJacketed 3110	01-9-001	B207
9020	1315	Allegra Benchtop Centrifuge	18-Jun-01	15,078.48	0.00	Beckman	ALR01F22	Allegra6R	01-9-009	B213
9020	1330	Plate Washer — Automated	30-Oct-01	9,126.63	0.00	Dynex	1UWA1707	Ultrawash Plus		B217
9020	1359	-20c Freezer	24-Sep-02	9,190.53	0.00	Kendro Lab. Products	V07M-593954-VM	ULT1740-3X-A35	02-9-011	B207
9020	1362	Coulter Particle Counter	1-Aug-01	21,271.12	0.00	Beckman-Coulter Inc.	AE-29047	Z1D	02-9-013	B213
9020	1416	PLA Version 1.2 Software	12-May-05	16,065.48	0.00	PLA		PLA 1.2	8/5/1933	B217
9020	1420	ImmunoSpot Series 3A Analyzer	15-Aug-05	57,539.37	22,031.93	ImmunoSpot	S3A800148	Series 3A	9/5/1936	B213
9030	375	Peptide Synthesizer Purificati	28-Oct-92	67,756.00	0.00					B201
9030	1142	Fraction collector	29-Jul-97	6,325.00	0.00		212501			B216
9030	1143	Fraction collector jr	29-Jul-97	6,390.00	0.00		205496			B202
9030	1235	Gradifac fraction collector &	13-Apr-99	12,210.75	0.00		199L20023		99-9-012	B215
9030	1244	Fraction collector	30-Apr-99	14,830.00	0.00		212587		99-9-011	B216
9030	1259	Fraction Collector	16-Dec-99	12,650.00	0.00		201G20403		99-9-022	B215
9030	1288	Series 1 isocratic Digital Pum	10-Jul-00	1,970.00	0.00		N/A		00-9-021	B216
9030	1290	Heidolph LR4000 with hand lift	10-Jul-00	7,305.12	0.00		50002818	Laborata 4000	00-9-021	B202
9030	1320	Fraction Collector with rack	9-Jul-01	14,712.00	0.00		199L20022		01-9-015	B202
9030	1329	Isotemp Gen Purp. Refrigerator	18-Oct-01	7,228.00	0.00	Fisher			01-9-019	B216

				4,970,533.31	594,995.85

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Oncothyreon Canada Inc
Asset Listing by Department — Assets at Baxter
As of September 30, 2008

Dept					Net Book
Code	Number	Description	Purch Date	Purch Price	Value	Manufacturer	Serial Number	Model Number	AFE #	Location

8040	1411	60L S/Steel Pressure Vessel	1-May-05	27,939.15	5,871.15	T & C	TO6253	60L	8/5/2029	Baxter
8040	1415	5L Applikon Bioreactor	8-Jul-05	15,786.70	2,959.99	Applikon Inc.	P06175/32;P04600/14		8/5/1931	Baxter
8040	1419	Magnetic Stirrer/Motor Assembl	8-Jul-05	9,008.16	1,689.03	Applikon	PO6175/25 P03384/1	P140	8/5/1931	Baxter
8040	1421	50L INOVA Intermediate Tank	24-Aug-05	42,562.62	9,753.98	INOVA	N/A	50L	8/5/1937	Baxter
8040	1422	INOVA Filling Parts	1-May-05	40,317.45	8,497.70	INOVA			8/5/2029	Baxter
8040	1427	15L Applikon Jacketed Vessel	26-May-06	4,227.56	1,937.74	Applikon	V3ME010051	15L Jacketed Vessel	8/6/1941	Baxter
8040	1431	Lightnin Mixer Model G2S05R	9-Nov-06	5,730.33	2,984.59		R0653576101-02		8/6/1947	Baxter
8040	1433	5L BioReactor	31-Jan-07	9,294.34	5,421.74	Applikon	Z6110CT05/Z81315MG03/81313R645		8/6/1949	Manufacturing
8040	1443	60L Pressure Vessel	11-Mar-08	52,250.00	44,630.22	Baxter Pharm.			8/6/1948

				207,116.31	83,746.14

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Schedule E
Transferred Employees
[+]

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Schedule F
Assumed Liabilities
1. Lease Agreement, dated December 18, 2008, between Edmonton Economic Development Corporation and Oncothyreon Canada Inc.
2. Lease Agreement, dated January 26, 2006, between Dell Financial Services Canada and Biomira Inc.
3. Portion of equipment pursuant to Lease Agreement, dated, between September 20, 2007, between Compugen Finance Inc. and Biomira Inc.

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Schedule G
Allocation of Purchase Price
[+] [Redaction continues for two pages]

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Schedule H
Key Employees
Rob Dupuit
Leanne Gadowski
Patrick O’Reilly
James Flower
Diane Swanland

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Schedule I
Form of Non-Competition Agreement
NON-COMPETITION AND NON-SOLICITATION AGREEMENT
     THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (“Agreement”) is made as of • December, 2008,
     BETWEEN
      •, of the City of Edmonton in the Province of Alberta (the “Employee”)
- and -
     EMD Serono Canada Inc., a corporation incorporated under laws of the Province of Alberta (“EMD Serono”).
WHEREAS:
     A. The Employee was employed by Oncothyreon Inc. (“Oncothyreon”) and EMD SERONO and Oncothyreon entered into an Asset Purchase Agreement dated 18 December 2008 (“Asset Purchase Agreement”); and
     B. EMD Serono offered employment to the Employee upon closing of the transaction (“Closing”), conditional upon signing this Agreement.
     In consideration of the offer of employment from EMD Serono plus other valuable consideration, the parties agree as follows:
Non-Competition and Non-Solicitation
     1. The Employee agrees that during his/her employment and for a period of twelve (12) months following the cessation of employment, he/she will not, without the prior written consent of EMD Serono:
          (i) either individually or in conjunction with any person as principal, agent, consultant, advisor, employee or shareholder (other than a holding of shares listed on a Canadian or United States stock exchange that does not exceed ten percent (10%) of the outstanding shares so listed) directly or indirectly engage in, work in, or lend money to any business, professional or commercial activity competitive with the Business of EMD Serono within North America (“Territory”). For clarity the “Business” of EMD Serono for the purposes of this Agreement shall include any business in North America which provides any or all of the following products or services:
cancer vaccines.
          (ii) hire away or induce, coerce, counsel or entice any employee or consultant of EMD Serono in the Territory to leave his/her employment or engagement with EMD Serono.

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

     2. Employee acknowledges and agrees that in accepting employment with EMD Serono, he/she is in a fiduciary position and that all of the restrictions in this Agreement are reasonable, valid and do not go beyond what is necessary to protect the business interests of EMD Serono and he agrees to waive any defences to the strict enforcement of these restrictions. These restrictions are only intended to safeguard against the Employee participating in competitive endeavours against EMD Serono or hiring away staff of EMD Serono and not to restrict the Employee from being engaged in other employment and businesses that are not in competition with EMD Serono in the Territory.
     3. Employee agrees that a breach of the terms of this Agreement would result in damages to EMO Serono which could not adequately be compensated for by a monetary award and accordingly, in the event of a breach, in addition to all other remedies available to EMD Serono at law or in equity, EMD Serono will be entitled as a matter of right to apply to a Court for a restraining order, injunction, decree or any other order as may be appropriate to ensure compliance with this Agreement.
     4. If there are any provisions of this Agreement which are found not to be enforceable by a Court, those provisions are to be severed and the remaining provisions shall remain in full force and effect.
     5. This Agreement will be governed by the laws of the Province of Alberta and the parties hereto irrevocably attorn to the jurisdiction of the Alberta Courts.
IN WITNESS WHEREOF the parties have executed this Agreement.

EMD SERONO INC.

Per:

Deborah Brown
Managing Director, Canada

SIGNED AND WITNESSED
in the presence of:

Witness	•

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Schedule J
Form of Employment Agreement — Key Employees
December •, 2008
PERSONAL AND CONFIDENTIAL
[Name of Employee]
c/o Oncothyreon
2011 -94 Street, Suite 200
Edmonton, Alberta
T6N 1H1

Re:	Employment Agreement
Dear •:
We are very pleased to offer you the position of [insert position], effective January 1, 2009. This letter will confirm our discussion and your offer of employment with EMD Serono Canada Inc. (“EMD Serono”), which is conditional on the closing of a sale agreement between EMD Serono and your current employer, Oncothyreon.
The terms and condition of your employment are as follows:

Scope of Work:	As a [insert position], you will perform such duties and exercise such powers related to this position as EMD Serono may assign to you from time to time. You may be employed by EMD Serono in a position other than a [insert position], upon EMD Serono notifying you in writing of such assignment in which event you will, subject to the terms and conditions in this Agreement continue to be employed by EMD Serono in the position to which you have been promoted or transferred to. In the event of any further change in your position, the provisions of this Agreement will apply, with the necessary changes being made. A written job description will be provided to you.

Place of Employment:	You will perform your work and services for EMD Serono, or for such other person, as may be authorized by EMD Serono from time to time, in the Edmonton Office. You will reside within a reasonable daily commuting distance of such place of employment provided that you will also perform your work and services in such other places as EMD Serono may require from time to time.

Salary:	Your annual salary will be $ • per annum based on a 37.5 hour work week. This payment will be deposited directly into your account at the bank of your choice, payable on a bi-weekly basis in arrears. Your salary will be reviewed in April 2010.

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Stimuvax Advancement Bonus:	For the development of Stimuvax and as a financial investment in you, EMD Serono will offer you a special bonus based on the following three (3) deliverables which are further specified in the attached Schedule “A”:

1.  Delivery of all batches for continuous Clinical Trial Supply throughout 2009 and comparability submission for Semoy vs Baxter material. For the achievement of this milestone you will receive a lump sum payment equivalent to • months of your then current salary, less applicable taxes in January 2010.

2.  Comparability submission commercial scale vs clinical scale. For the achievement of this 2010 milestone you will receive a lump sum payment equivalent to • months of your then current salary, less applicable taxes in January 2011.

3.  Validation package commercial scale completed. For the achievement of this 2011 milestone you will receive a lump sum payment equivalent to • months of your then current salary less applicable taxes in January 2012.

Should you resign or be terminated for any reason during 2009 — 2011, you will not be eligible for any bonus not already paid.

Performance Bonus:	Your target bonus is •% of your base salary, however the actual amount of bonus awarded will be based on achievement of your own individual performance objectives, as outlined in your Personal and Professional Development Plan, and the group objectives for EMD Serono Canada.

Should you resign or should your employment be terminated for any reason during the plan year (January to December) you will not be eligible for a bonus payout.

Vacation:	Vacation time is accrued on a monthly basis according to seniority. We will recognize your prior service with Oncothyreon for vacation purposes. You are eligible for • weeks of vacation time — accrued at • days per month for each calendar year of service. In addition to vacation you will receive one (1) floater day.

Currently, the offices are closed during the last week of December. Please refer to the Holiday Schedule. This time is not considered part of your vacation entitlement.

In the event your employment with EMD Serono is terminated for any reason, EMD Serono will deduct from your final pay cheque an amount equal to the vacation pay you received for vacation time taken in advance of its accrual.

Benefits:	You will be entitled to participate in EMD Serono’s benefit program. A schedule of our benefits is attached for your review.

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Expenses:	You will be reimbursed for all authorized travelling and other out-of-pocket expenses actually and properly incurred by you in connection with your duties under this Agreement in accordance with EMD Serono expense policy in effect from time to time. For all such expenses, you will furnish to EMD Serono statements and vouchers, as and when EMD Serono requires.

Duties and Responsibilities:	You will duly and diligently perform all the duties assigned to you while in the employ of EMD Serono and will truly and faithfully account for and deliver to EMD Serono all money; securities and things of value belonging to EMD Serono that you may from time to time receive for, from or on account of EMD Serono.

Rules and Regulations:	You will be bound by and will faithfully observe and abide by all the policies, rules and regulations of EMD Serono from time to time in force which are brought to your notice or of which you should reasonably be aware.

Patentable Invention	In the event that you contribute to any patentable invention arising while employed by EMD Serono, any such patentable invention will be the exclusive property of EMD Serono and EMD Serono will have the exclusive right to file patent applications in the name of EMD Serono in connection with such patentable invention and you will co-operate with EMD Serono and provide all necessary assistance in the filing and prosecution of such patent applications.

Non-Disclosure:	You will not (either during your employment or at any time after the termination of your employment for any reason) disclose any information relating to the private or confidential affairs of EMD Serono or relating to any secrets of EMD Serono to any person other than for EMD Serono’s purposes and, without limiting the generality of the foregoing, you will not (either during your employment or at any time after the termination of your employment for any reason) disclose EMD Serono’s Proprietary Information to any person other than for EMD Serono’s purposes and will not (either during your employment or at any time after the termination of your employment for any reason) use for your own purposes or for any purposes other than those of EMD Serono any such information or secrets you may acquire in relation to the business of EMD Serono’s Proprietary Information.

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Resignation:	You may terminate your employment upon giving two (2) weeks’ written notice to EMD Serono. You agree that EMD Serono may waive the notice period by paying to you an amount equivalent to a salary you would have received during the notice period. You also agree that such waiver by EMD Serono does not constitute a termination of your employment by EMD Serono.

Termination of Employment:	EMD Serono may terminate your employment at any time for cause without notice and without pay in lieu of notice, severance, damages, bonus or other compensation of any kind.

In the event EMD Serono terminates your employment without cause, you will receive a lump sum payment equivalent to:

a. One year’s base salary, less statutory deductions,

b. Performance Bonus pay at target for the period of January 1 to your termination date, less statutory deductions,

c. Additional Performance Bonus pay at target for one year following termination, less statutory deductions.

This lump sum payment will include all payments due to you upon termination of employment, including any entitlements to pay in lieu of notice pursuant to the Employment Standards Code (Alberta) and any severance pay to which you may be entitled.

Please note that benefit coverage terminates effective the date of termination of employment, regardless of the manner of or reason for termination, unless otherwise required by the Employment Standards Code (Alberta), as amended.

Release:	In consideration of Oncothyreon Inc. and /or certain of its affiliates negotiating the asset purchase agreement with EMD Serono, and EMD Serono extending the within offer of employment to you, you agree to release Oncothyreon Inc. and its parents, subsidiaries, affiliates, partners and related companies (including their directors, officers, employees and agents) (collectively “Oncothyreon”) from all obligations and claims that you have or may have (including but not limited to claims for notice of termination, pay and benefits in lieu of notice, termination pay, severance pay, bonus pay, retention pay, overtime pay, vacation pay, wages and benefits) relating to your employment with Oncothyreon, the termination of that employment, and the discontinuance of all benefit coverage. Without limiting the generality of the foregoing, you acknowledge that this release applies to all claims you have or may have against Oncothyreon including any claims under the Employment Standards Code (Alberta) and the Human Rights, Citizenship and Multiculturalism Act (Alberta).

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Deduction from Final Pay:	EMD Serono reserves the right at the time of separation to deduct any outstanding amounts owed by you to EMD Serono from your final wages or bonus amounts owing to you.

Entire Agreement:	This Agreement, the milestone concept attached as Schedule “A”, the attached Non-Competition and Non-Solicitation Agreement, marked as Schedule “B”, and the policies of EMD Serono constitute the entire agreement between you and EMD Serono with respect to your employment and cancels and supersedes any prior understandings and agreements between you and EMD Serono with respect to your employment. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between you and EMD Serono other than as expressly set forth in this Agreement.

Pre-Contractual Representation:	You hereby waive any right to assert a claim based on any pre-contractual representations, negligent or otherwise, made by EMD Serono.

Governing Law:	This Agreement will be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable in Alberta.
Please carefully read and consider the terms and conditions described in this letter and confirm your understanding by signing in the space provided below and return a signed copy to the attention of Megan lannone — Human Resources or via confidential fax to 905-919-0291 no later than December 17, 2008. When you sign this letter, it will be a binding employment agreement between you and EMD Serono.
[Insert name], we trust that this letter suitably represents our discussion and that you will accept our offer. We look forward to you joining the EMD Serono team and wish you every success in your new role.
Yours very truly,
EMD SERONO, CANADA INC

Deborah Brown	Debbie Lowe
Managing Director, Canada	Director, Human Resources
Enclosure
I have read, understand and voluntarily accept the terms of employment described above as constituting a binding employment agreement between EMD Serono and myself.

[Employee Name]	Date	Social Insurance Number

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Schedule “A” — Milestone Definition
[+] [Redaction continues for two pages]

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Schedule “B” — Non-Competition and Non-Solicitation Agreement
NON-COMPETITION AND NON-SOLICITATION AGREEMENT
THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (“Agreement”) is made as of 18 December, 2008,
BETWEEN
•, of the City of Edmonton in the Province of Alberta (the “Employee”)
- and -
EMD Serono Canada Inc., a corporation incorporated under laws of the Province of Alberta (“EMD Serono”).
WHEREAS:
A.	The Employee was employed by Oncothyreon Inc. (“Oncothyreon”) and EMD SERONO and Oncothyreon entered into an Asset Purchase Agreement dated 18 December 2008 (“Asset Purchase Agreement”); and

B.	EMD Serono offered employment to the Employee upon closing of the transaction (“Closing”), conditional upon signing this Agreement.
In consideration of the offer of employment from EMD Serono plus other valuable consideration, the parties agree as follows:
Non-Competition and Non-Solicitation
1.	The Employee agrees that during his/her employment and for a period of twelve (12) months following the cessation of employment, he/she will not, without the prior written consent of EMD Serono:
(i)	either individually or in conjunction with any person as principal, agent, consultant, advisor, employee or shareholder (other than a holding of shares listed on a Canadian or United States stock exchange that does not exceed ten percent (10%) of the outstanding shares so listed) directly or indirectly engage in, work in, or lend money to any business, professional or commercial activity competitive with the Business of EMD Serono within North America (“Territory”). For clarity the “Business” of EMD Serono for the purposes of this Agreement shall include any business in North America which provides any or all of the following products or services:

cancer vaccines.

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

(ii)	hire away or induce, coerce, counsel or entice any employee or consultant of EMD Serono in the Territory to leave his/her employment or engagement with EMD Serono.
2.	Employee acknowledges and agrees that in accepting employment with EMD Serono, he/she is in a fiduciary position and that all of the restrictions in this Agreement are reasonable, valid and do not go beyond what is necessary to protect the business interests of EMD Serono and he agrees to waive any defences to the strict enforcement of these restrictions. These restrictions are only intended to safeguard against the Employee participating in competitive endeavours against EMD Serono or hiring away staff of EMD Serono and not to restrict the Employee from being engaged in other employment and businesses that are not in competition with EMD Serono in the Territory.

3.	Employee agrees that a breach of the terms of this Agreement would result in damages to EMD Serono which could not adequately be compensated for by a monetary award and accordingly, in the event of a breach, in addition to all other remedies available to EMD Serono at law or in equity, EMD Serono will be entitled as a matter of right to apply to a Court for a restraining order, injunction, decree or any other order as may be appropriate to ensure compliance with this Agreement.

4.	If there are any provisions of this Agreement which are found not to be enforceable by a Court, those provisions are to be severed and the remaining provisions shall remain in full force and effect.

5.	This Agreement will be governed by the laws of the Province of Alberta and the parties hereto irrevocably attorn to the jurisdiction of the Alberta Courts.
IN WITNESS WHEREOF the parties have executed this Agreement.

EMD SERONO INC. Per:

Deborah Brown
Managing Director, Canada

SIGNED AND WITNESSED in the presence of:

Witness	•

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

EMD Serono Canada & Your Offered Benefit
The Company recognizes that benefits are an integral part of the overall compensation package. On an ongoing basis, the Human Resources Department reviews and monitors benefit programs to ensure that the Company is offering a competitive and comprehensive benefits package to Employees.
Your Health & Welfare Benefits
Health Insurance
Vision Benefits
Dental Benefits
Short-Term Disability
Long-Term Disability (mandatory paid by employee)
Life Insurance, Accidental Death & Dismemberment Insurance
Your Retirement Benefits
Pension Plan
Employees are entitled to contribute a minimum of 1% to a maximum of 7% of their base salary to the pension plan. The Company will match the Employee’s contribution up to a maximum of 7% of their base salary. Both contributions are then invested through the pension plan carrier, where the Employee chooses the type of funds. The pension plan carrier offers over thirty (30) funds from 100% equity to 100% fixed rate.
Additional Benefits
Wellness Reimbursement
All Employees working twenty (20) or more hours per week are eligible for Company-subsidized memberships at health and/or wellness related programs and the purchase of home gym equipment. Memberships can include immediate family members (spouse/domestic partner and children). The Employee must be the principal member of a Family membership. The Company will reimburse on a monthly basis 50% of the cost of health club memberships and/or any wellness related programs up to $600 per year for Full-Time Employees.
Reimbursements are treated as taxable compensation and will be reflected on T4s at year-end. An Employee taking part in this program will be required to reimburse the Company if they terminate employment within one (1) year after receiving reimbursement.
Personal Computer Reimbursement
All Regular, Full-Time Employees who have completed one (1) full year of employment with

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

the Company are eligible to receive reimbursement for the purchase of a personal computer for home use. The Company will reimburse the cost of a personal computer (hardware CPU, monitor, CD-ROM drive, printer, modem, sound card, etc.) up to a maximum of $1,750. This reimbursement is renewable every three years.
Reimbursements are treated as taxable compensation and will be reflected on T4s at year-end. An Employee taking part in this program will be required to reimburse the Company if they terminate employment within one (1) year after receiving reimbursement.
This program is not retroactive. Employees who have received reimbursement through the previous policy ($1,500 per lifetime) will become eligible for the current program three years from the initial reimbursement.
Employee Assistance Program — LifeBalance
EMD Serono offers private counseling through RBC Insurance (UnumProvident) which offers assistance to Employees and family members who may be experiencing personal problems, that, in time, may affect their personal and professional lives. The EAP services include assessment, short-term counseling, referral and follow-up. In addition, LifeBalance offers a comprehensive resource and referral program locating providers who offer childcare services, elder care services, financial and legal services, as well as a host of other home and health providers. The EAP is strictly confidential.
Flex Work Arrangements
The Company considers flexible work hours a viable alternative work arrangement in cases where individual, job, and managerial characteristics are best suited to such an arrangement. Flexible work hours provide flexibility from standard work hours and may be appropriate for some Employees and some jobs, but not appropriate for others given the nature of the work that is performed. A flexible work hours arrangement is not an entitlement, nor a Company-wide benefit, and in no way changes an Employee’s terms and conditions with the Company.
Employee Referral Bonus Program
The Company recognizes that one of the most effective ways to find the right people for our Company is through the people who know it best — our Employees.
The Company encourages Employee assistance in the recruitment of high quality, new Employees through Employee referrals and rewards Employees for making such referrals, as we value our people and we value your contribution to our business. That is why we have introduced the Employee Referral Bonus Program, which is designed to reward you whenever you successfully refer a candidate for a position at the Company.
All Regular Full-Time and Part-Time Employees of the Company who are paid via the Company’s Canadian payroll may participate in this program with the exception of Employees within the Human Resources Department, and the respective Hiring Manager of a position and any of their direct reports.

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

December •, 2008
PERSONAL AND CONFIDENTIAL
[Name of Employee]
c/o Oncothyreon
2011 -94 Street, Suite 200
Edmonton, Alberta
T6N 1H1
Re: Employment Agreement
Dear •:
Following the acquisition of the Oncothyreon Inc. Edomonton site, we are pleased to offer you the position of [insert position], effective January 1, 2009. This letter will confirm our discussion and your offer of employment with EMD Serono Canada Inc. (“EMD Serono”), which is conditional on the closing of a sale agreement between EMD Serono and your current employer, Oncothyreon.
The terms and condition of your employment are as follows:

Scope of Work:	As a [insert position], you will perform such duties and exercise such powers related to this position as EMD Serono may assign to you from time to time. You may be employed by EMD Serono in a position other than a [insert position], upon EMD Serono notifying you in writing of such assignment in which event you will, subject to the terms and conditions in this Agreement continue to be employed by EMD Serono in the position to which you have been promoted or transferred to. In the event of any further change in your position, the provisions of this Agreement will apply, with the necessary changes being made. A written job description will be provided to you.

Place of Employment:	You will perform your work and services for EMD Serono, or for such other person, as may be authorized by EMD Serono from time to time, in the Edmonton Office. You will reside within a reasonable daily commuting distance of such place of employment provided that you will also perform your work and services in such other places as EMD Serono may require from time to time.

Salary:	Your annual salary will be $• per annum based on a 37.5 hour work week. This payment will be deposited directly into your account at the bank of your choice, payable on a bi-weekly basis in arrears. Your salary will be reviewed in April 2010.

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Stimuvax Advancement Bonus:	For the development of Stimuvax and as a financial investment in you, EMD Serono will offer you a special bonus based on the following three (3) deliverables which are further specified in the attached Schedule “A”:

1.  Delivery of all batches for continuous Clinical Trial Supply throughout 2009 and comparability submission for Semoy vs Baxter material. For the achievement of this milestone you will receive a lump sum payment equivalent to • months of your then current salary, less applicable taxes in January 2010.

2.  Comparability submission commercial scale vs clinical scale. For the achievement of this 2010 milestone you will receive a lump sum payment equivalent to • months of your then current salary, less applicable taxes in January 2011.

3.  Validation package commercial scale completed. For the achievement of this 2011 milestone you will receive a lump sum payment equivalent to • months of your then current salary less applicable taxes in January 2012.

Should you resign or be terminated for any reason during 2009 — 2011, you will not be eligible for any bonus not already paid.

Performance Bonus:	Your target bonus is •% of your base salary, however the actual amount of bonus awarded will be based on achievement of your own individual performance objectives, as outlined in your Personal and Professional Development Plan, and the group objectives for EMD Serono Canada.

Should you resign or should your employment be terminated for any reason during the plan year (January to December) you will not be eligible for a bonus payout.

Vacation:	Vacation time is accrued on a monthly basis according to seniority. We will recognize your prior service with Oncothyreon for vacation purposes. You are eligible for • weeks of vacation time - accrued at • days per month for each calendar year of service. In addition to vacation you will receive one (1) floater day.

Currently, the offices are closed during the last week of December. Please refer to the Holiday Schedule. This time is not considered part of your vacation entitlement.

In the event your employment with EMD Serono is terminated for any reason, EMD Serono will deduct from your final pay cheque an amount equal to the vacation pay you received for vacation time taken in advance of its accrual.

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Benefits:	You will be entitled to participate in EMD Serono’s benefit program. A schedule of our benefits is attached for your review.

Expenses:	You will be reimbursed for all authorized travelling and other out-of-pocket expenses actually and properly incurred by you in connection with your duties under this Agreement in accordance with EMD Serono expense policy in effect from time to time. For all such expenses, you will furnish to EMD Serono statements and vouchers, as and when EMD Serono requires.

Duties and Responsibilities:	You will duly and diligently perform all the duties assigned to you while in the employ of EMD Serono and will truly and faithfully account for and deliver to EMD Serono all money; securities and things of value belonging to EMD Serono that you may from time to time receive for, from or on account of EMD Serono.

Rules and Regulations:	You will be bound by and will faithfully observe and abide by all the policies, rules and regulations of EMD Serono from time to time in force which are brought to your notice or of which you should reasonably be aware.

Patentable Invention	In the event that you contribute to any patentable invention arising while employed by EMD Serono, any such patentable invention will be the exclusive property of EMD Serono and EMD Serono will have the exclusive right to file patent applications in the name of EMD Serono in connection with such patentable invention and you will co-operate with EMD Serono and provide all necessary assistance in the filing and prosecution of such patent applications.

Non-Disclosure:	You will not (either during your employment or at any time after the termination of your employment for any reason) disclose any information relating to the private or confidential affairs of EMD Serono or relating to any secrets of EMD Serono to any person other than for EMD Serono’s purposes and, without limiting the generality of the foregoing, you will not (either during your employment or at any time after the termination of your employment for any reason) disclose EMD Serono’s Proprietary Information to any person other than for EMD Serono’s purposes and will not (either during your employment or at any time after the termination of your employment for any reason) use for your own purposes or for any purposes other than those of EMD Serono any such information or secrets you may acquire in relation to the business of EMD Serono’s Proprietary Information.

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Resignation:	You may terminate your employment upon giving two (2) weeks’ written notice to EMD Serono. You agree that EMD Serono may waive the notice period by paying to you an amount equivalent to a salary you would have received during the notice period. You also agree that such waiver by EMD Serono does not constitute a termination of your employment by EMD Serono.

Termination of Employment:	EMD Serono may terminate your employment at any time for cause without notice and without pay in lieu of notice, severance, damages, bonus or other compensation of any kind.

In the event EMD Serono terminates your employment, you will receive a lump sum payment equivalent to two (2) weeks base salary, per year of service, including your past service at Oncothyreon Inc. This lump sum payment will include all payments due to you upon termination of employment, including any entitlements to pay in lieu of notice pursuant to the Employment Standards Code (Alberta) and any severance pay to which you may be entitled.

Deduction from Final Pay:	EMD Serono reserves the right at the time of separation to deduct any outstanding amounts owed by you to EMD Serono from your final wages or bonus amounts owing to you.

Entire Agreement:	This Agreement, the milestone concept attached as Schedule “A”, the attached Non-Competition and Non-Solicitation Agreement, marked as Schedule “B”, and the policies of EMD Serono constitute the entire agreement between you and EMD Serono with respect to your employment and cancels and supersedes any prior understandings and agreements between you and EMD Serono with respect to your employment. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between you and EMD Serono other than as expressly set forth in this Agreement.

Pre-Contractual Representation:	You hereby waive any right to assert a claim based on any pre-contractual representations, negligent or otherwise, made by EMD Serono.

Governing Law:	This Agreement will be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable in Alberta.
Please carefully read and consider the terms and conditions described in this letter and confirm your understanding by signing in the space provided below and return a signed copy to the attention of Megan lannone — Human Resources or via confidential fax to 905-919-0291 no later than December 17, 2008. When you sign this letter, it will be a binding employment agreement between you and EMD Serono.
[Insert name], we trust that this letter suitably represents our discussion and that you will accept

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

our offer. We look forward to you joining the EMD Serono team and wish you every success in your new role.

Yours very truly,

EMD SERONO, CANADA INC

Deborah Brown	Debbie Lowe
Managing Director, Canada	Director, Human Resources
Enclosure
I have read, understand and voluntarily accept the terms of employment described above as constituting a binding employment agreement between EMD Serono and myself.

[Employee Name]	Date	Social Insurance Number

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Schedule “A” — Milestone Definition
[+] [Redaction continues for two pages]

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Schedule “B” — Non-Competition and Non-Solicitation Agreement
NON-COMPETITION AND NON-SOLICITATION AGREEMENT
THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (“Agreement”) is made as of 18 December, 2008,
BETWEEN
          •, of the City of Edmonton in the Province of Alberta (the “Employee”)
- and -
EMD Serono Canada Inc., a corporation incorporated under laws of the Province of Alberta (“EMD Serono”).
WHEREAS:
A.	The Employee was employed by Oncothyreon Inc. (“Oncothyreon”) and EMD SERONO and Oncothyreon entered into an Asset Purchase Agreement dated 18 December 2008 (“Asset Purchase Agreement”); and

B.	EMD Serono offered employment to the Employee upon closing of the transaction (“Closing”), conditional upon signing this Agreement.
In consideration of the offer of employment from EMD Serono plus other valuable consideration, the parties agree as follows:
Non-Competition and Non-Solicitation
1.	The Employee agrees that during his/her employment and for a period of twelve (12) months following the cessation of employment, he/she will not, without the prior written consent of EMD Serono:
(i)	either individually or in conjunction with any person as principal, agent, consultant, advisor, employee or shareholder (other than a holding of shares listed on a Canadian or United States stock exchange that does not exceed ten percent (10%) of the outstanding shares so listed) directly or indirectly engage in, work in, or lend money to any business, professional or commercial activity competitive with the Business of EMD Serono within North America (“Territory”). For clarity the “Business” of EMD Serono for the purposes of this Agreement shall include any business in North America which provides any or all of the following products or services:

cancer vaccines.

(ii)	hire away or induce, coerce, counsel or entice any employee or consultant of

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

EMD Serono in the Territory to leave his/her employment or engagement with EMD Serono.
2.	Employee acknowledges and agrees that in accepting employment with EMD Serono, he/she is in a fiduciary position and that all of the restrictions in this Agreement are reasonable, valid and do not go beyond what is necessary to protect the business interests of EMD Serono and he agrees to waive any defences to the strict enforcement of these restrictions. These restrictions are only intended to safeguard against the Employee participating in competitive endeavours against EMD Serono or hiring away staff of EMD Serono and not to restrict the Employee from being engaged in other employment and businesses that are not in competition with EMD Serono in the Territory.

3.	Employee agrees that a breach of the terms of this Agreement would result in damages to EMD Serono which could not adequately be compensated for by a monetary award and accordingly, in the event of a breach, in addition to all other remedies available to EMD Serono at law or in equity, EMD Serono will be entitled as a matter of right to apply to a Court for a restraining order, injunction, decree or any other order as may be appropriate to ensure compliance with this Agreement.

4.	If there are any provisions of this Agreement which are found not to be enforceable by a Court, those provisions are to be severed and the remaining provisions shall remain in full force and effect.

5.	This Agreement will be governed by the laws of the Province of Alberta and the parties hereto irrevocably attorn to the jurisdiction of the Alberta Courts.
IN WITNESS WHEREOF the parties have executed this Agreement.

EMD SERONO INC. Per:

Deborah Brown
Managing Director, Canada

SIGNED AND WITNESSED
in the presence of:

Witness	•

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

EMD Serono Canada & Your Offered Benefit
The Company recognizes that benefits are an integral part of the overall compensation package. On an ongoing basis, the Human Resources Department reviews and monitors benefit programs to ensure that the Company is offering a competitive and comprehensive benefits package to Employees.
Your Health & Welfare Benefits
Health Insurance
Vision Benefits
Dental Benefits
Short-Term Disability
Long-Term Disability (mandatory paid by employee)
Life Insurance, Accidental Death & Dismemberment Insurance
Your Retirement Benefits
Pension Plan
Employees are entitled to contribute a minimum of 1% to a maximum of 7% of their base salary to the pension plan. The Company will match the Employee’s contribution up to a maximum of 7% of their base salary. Both contributions are then invested through the pension plan carrier, where the Employee chooses the type of funds. The pension plan carrier offers over thirty (30) funds from 100% equity to 100% fixed rate.
Additional Benefits
Wellness Reimbursement
All Employees working twenty (20) or more hours per week are eligible for Company-subsidized memberships at health and/or wellness related programs and the purchase of home gym equipment. Memberships can include immediate family members (spouse/domestic partner and children). The Employee must be the principal member of a Family membership. The Company will reimburse on a monthly basis 50% of the cost of health club memberships and/or any wellness related programs up to $600 per year for Full-Time Employees.
Reimbursements are treated as taxable compensation and will be reflected on T4s at year-end. An Employee taking part in this program will be required to reimburse the Company if they terminate employment within one (1) year after receiving reimbursement.
Personal Computer Reimbursement
All Regular, Full-Time Employees who have completed one (1) full year of employment with

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

the Company are eligible to receive reimbursement for the purchase of a personal computer for home use. The Company will reimburse the cost of a personal computer (hardware CPU, monitor, CD-ROM drive, printer, modem, sound card, etc.) up to a maximum of $1,750. This reimbursement is renewable every three years.
Reimbursements are treated as taxable compensation and will be reflected on T4s at year-end. An Employee taking part in this program will be required to reimburse the Company if they terminate employment within one (1) year after receiving reimbursement.
This program is not retroactive. Employees who have received reimbursement through the previous policy ($1,500 per lifetime) will become eligible for the current program three years from the initial reimbursement.
Employee Assistance Program — LifeBalance
EMD Serono offers private counseling through RBC Insurance (UnumProvident) which offers assistance to Employees and family members who may be experiencing personal problems, that, in time, may affect their personal and professional lives. The EAP services include assessment, short-term counseling, referral and follow-up. In addition, LifeBalance offers a comprehensive resource and referral program locating providers who offer childcare services, elder care services, financial and legal services, as well as a host of other home and health providers. The EAP is strictly confidential.
Flex Work Arrangements
The Company considers flexible work hours a viable alternative work arrangement in cases where individual, job, and managerial characteristics are best suited to such an arrangement. Flexible work hours provide flexibility from standard work hours and may be appropriate for some Employees and some jobs, but not appropriate for others given the nature of the work that is performed. A flexible work hours arrangement is not an entitlement, nor a Company-wide benefit, and in no way changes an Employee’s terms and conditions with the Company.
Employee Referral Bonus Program
The Company recognizes that one of the most effective ways to find the right people for our Company is through the people who know it best — our Employees.
The Company encourages Employee assistance in the recruitment of high quality, new Employees through Employee referrals and rewards Employees for making such referrals, as we value our people and we value your contribution to our business. That is why we have introduced the Employee Referral Bonus Program, which is designed to reward you whenever you successfully refer a candidate for a position at the Company.
All Regular Full-Time and Part-Time Employees of the Company who are paid via the Company’s Canadian payroll may participate in this program with the exception of Employees within the Human Resources Department, and the respective Hiring Manager of a position and any of their direct reports.

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Schedule K
Form of Employment Agreement — Non-Key Employees
<DATE>
PERSONAL AND CONFIDENTIAL
<NAME>
c/o Oncothyreon
2011 — 94 Street, Suite 200
Edmonton, Alberta
T6N 1H1
Re: Employment Agreement
Dear <NAME>:
Following the acquisition of the Oncothyreon Inc. Edomonton site, we are pleased to offer you the position of <TITLE>, reporting to <MANAGER’S NAME AND TITLE> effective January 1, 2009. This letter will confirm our discussion and your offer of employment with EMD Serono Canada Inc. (“EMD Serono”), which is conditional on the closing of a sale agreement between EMD Serono and your current employer, Oncothyreon.
The terms and condition of your employment are as follows:

Scope of Work:	As a <TITLE, you will perform such duties and exercise such powers related to this position as EMD Serono may assign to you from time to time. You may be employed by EMD Serono in a position other than a <TITLE>, upon EMD Serono notifying you in writing of such assignment in which event you will, subject to the terms and conditions in this Agreement continue to be employed by EMD Serono in the position to which you have been promoted or transferred to. In the event of any further change in your position, the provisions of this Agreement will apply, with the necessary changes being made. A written job description will be provided to you.

Place of Employment:	You will perform your work and services for EMD Serono, or for such other person, as may be authorized by EMD Serono from time to time, in the Edmonton Office. You will reside within a reasonable daily commuting distance of such place of employment provided that you will also perform your work and services in such other places as EMD Serono may require from time to time.

Salary:	Your annual salary will be <SALARY> per annum based on a 37.5 hour work week. This payment will be deposited directly into your account at the bank of your choice, payable on a bi-weekly basis in arrears. Your salary will be reviewed in April 2010.

Stimuvax Advancement Bonus:	For the development of Stimuvax and as a financial investment in you, EMD Serono will offer you a special bonus based on the following three (3) deliverables which are further specified in the attached Schedule “A”:

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1. Delivery of all batches for continuous Clinical Trial Supply throughout 2009 and comparability submission for Semoy vs Baxter material. For the achievement of this milestone you will receive a lump sum payment equivalent to <x> months of your then current salary, less applicable taxes in January 2010.

2. Comparability submission commercial scale vs clinical scale. For the achievement of this 2010 milestone you will receive a lump sum payment equivalent to <x> months of your then current salary, less applicable taxes in January 2011.

3. Validation package commercial scale completed. For the achievement of this 2011 milestone you will receive a lump sum payment equivalent to <x> months of your then current salary less applicable taxes in January 2012.

Should you resign or be terminated for any reason during 2009 — 2011, you will not be eligible for any bonus not already paid.

Performance Bonus:	Your target bonus is <BONUS> of your base salary however the actual amount of bonus awarded will be based on achievement of your own individual performance objectives, as outlined in your Personal and Professional Development Plan, and the group objectives for EMD Serono Canada.

Should you resign or should your employment be terminated for any reason during the plan year (January to December) you will not be eligible for a bonus payout.

Vacation:	Vacation time is accrued on a monthly basis according to seniority. We will recognize your prior service with Oncothyreon for vacation purposes. You are eligible for <VACATION AMOUNT> weeks of vacation time — accrued at <ACCRUAL> days per month for each calendar year of service. Your prorated vacation entitlement for <YEAR> will be <PRORATED AMOUNT> days. In addition to vacation you will receive one (1) floater day.

Currently, the offices are closed during the last week of December. Please refer to the Holiday Schedule. This time is not considered part of your vacation entitlement.

In the event your employment with EMD Serono is terminated for any reason, EMD Serono will deduct from your final pay cheque an amount equal to the vacation pay you received for vacation time taken in advance of its accrual

Benefits:	You will be entitled to participate in EMD Serono’s benefit program. A schedule of our benefits is attached for your review.

Expenses:	You will be reimbursed for all authorized travelling and other out-of-pocket expenses actually and properly incurred by you in connection with your

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duties under this Agreement in accordance with EMD Serono expense policy in effect from time to time. For all such expenses, you will furnish to EMD Serono statements and vouchers, as and when EMD Serono requires.

Duties and Responsibilities	You will duly and diligently perform all the duties assigned to you while in the employ of EMD Serono and will truly and faithfully account for and deliver to EMD Serono all money; securities and things of value belonging to EMD Serono that you may from time to time receive for, from or on account of EMD Serono.

Rules and Regulations:	You will be bound by and will faithfully observe and abide by all the policies, rules and regulations of EMD Serono from time to time in force which are brought to your notice or of which you should reasonably be aware.

Patentable Invention	In the event that you contribute to any patentable invention arising while employed by EMD Serono, any such patentable invention will be the exclusive property of EMD Serono and EMD Serono will have the exclusive right to file patent applications in the name of EMD Serono in connection with such patentable invention and you will co-operate with EMD Serono and provide all necessary assistance in the filing and prosecution of such patent applications.

Non-Disclosure:	You will not (either during your employment or at any time after the termination of your employment for any reason) disclose any information relating to the private or confidential affairs of EMD Serono or relating to any secrets of EMD Serono to any person other than for EMD Serono’s purposes and, without limiting the generality of the foregoing, you will not (either during your employment or at any time after the termination of your employment for any reason) disclose EMD Serono’s Proprietary Information to any person other than for EMD Serono’s purposes and will not (either during your employment or at any time after the termination of your employment for any reason) use for your own purposes or for any purposes other than those of EMD Serono any such information or secrets you may acquire in relation to the business of EMD Serono’s Proprietary Information.

Resignation:	You may terminate your employment upon giving two (2) weeks’ written notice to EMD Serono. You agree that EMD Serono may waive the notice period by paying to you an amount equivalent to a salary you would have received during the notice period. You also agree that such waiver by EMD Serono does not constitute a termination of your employment by EMD Serono.

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Termination of Employment:	EMD Serono may terminate your employment at any time for cause without notice and without pay in lieu of notice, severance, damages, bonus or other compensation of any kind.

In the event EMD Serono terminates your employment, you will receive a lump sum payment equivalent to two (2) weeks base salary, per year of service, including your past service at Oncothyreon Inc. This lump sum payment will include all payments due to you upon termination of employment, including any entitlements to pay in lieu of notice pursuant to the Employment Standards Code (Alberta) and any severance pay to which you may be entitled.

Deduction from Final Pay:	EMD Serono reserves the right at the time of separation to deduct any outstanding amounts owed by you to EMD Serono from your final wages or bonus amounts owing to you.

Entire Agreement:	This Agreement, the milestone concept attached as Schedule “A”, and the policies of EMD Serono constitute the entire agreement between you and EMD Serono with respect to your employment and cancels and supersedes any prior understandings and agreements between you and EMD Serono with respect to your employment. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between you and EMD Serono other than as expressly set forth in this Agreement.

Pre-Contractual Representation:	You hereby waive any right to assert a claim based on any pre-contractual representations, negligent or otherwise, made by EMD Serono.

Governing Law:	This Agreement will be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable in Alberta.

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Please carefully read and consider the terms and conditions described in this letter and confirm your understanding by signing in the space provided below and return a signed copy to the attention of Megan Iannone — Human Resources or via confidential fax to 905-919-0291 no later than December 23, 2008. When you sign this letter, it will be a binding employment agreement between you and EMD Serono.
<NAME>, we trust that this letter suitably represents our discussion and that you will accept our offer. We look forward to you joining the EMD Serono Technical Operations team and wish you every success in your new role.
Yours very truly,
EMD SERONO, CANADA INC

Deborah Brown	Debbie Lowe
Managing Director, Canada	Director, Human Resources
Enclosure
I have read, understand and voluntarily accept the terms of employment described above as constituting a binding employment agreement between EMD Serono and myself.

<NAME>	Date	Social Insurance Number

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Schedule “A” — Milestone Definition
[+] [Redaction continues for two pages]

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EMD SERONO CANADA & YOUR OFFERED BENEFITS
The Company recognizes that benefits are an integral part o the overall compensation package. On an ongoing basis, the Human Resources Department reviews and monitors benefit programs to ensure that the Company is offering a competitive and comprehensive benefits package to Employees.
Your Health & Welfare Benefits
Health Insurance
Vision Benefits
Dental Benefits
Short-Term Disability
Long-Term Disability (mandatory paid by employee)
Life Insurance, Accidental Death & Dismemberment Insurance
Your Retirement Benefits
Pension Plan
Employees are entitled to contribute a minimum of 1% to a maximum of 7% of their base salary to the pension plan. The Company will match the Employee’s contribution up to a maximum of 7% of their base salary. Both contributions are then invested through the pension plan carrier, where the Employee chooses the type of funds. The pension plan carrier offers over thirty (30) funds from 100% equity to 100% fixed rate.
Additional Benefits
Wellness Reimbursement
All Employees working twenty (20) or more hours per week are eligible for Company-subsidized memberships at health and/or wellness related programs and the purchase of home gym equipment. Memberships can include immediate family members (spouse/domestic partner and children). The Employee must be the principal member of a Family membership. The Company will reimburse on a monthly basis 50% of the cost of health club memberships and/or any wellness related programs up to $600 per year for Full-Time Employees.
Reimbursements are treated as taxable compensation and will be reflected on T4s at year-end. An Employee taking part in this program will be required to reimburse the Company if they

+	DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

terminate employment within one (1) year after receiving reimbursement.
Personal Computer Reimbursement
All Regular, Full-Time Employees who have completed one (1) full year of employment with the Company are eligible to receive reimbursement for the purchase of a personal computer for home use. The Company will reimburse the cost of a personal computer (hardware CPU, monitor, CD-ROM drive, printer, modem, sound card, etc.) up to a maximum of $1,750. This reimbursement is renewable every three years.
Reimbursements are treated as taxable compensation and will be reflected on T4s at year-end. An Employee taking part in this program will be required to reimburse the Company if they terminate employment within one (1) year after receiving reimbursement.
This program is not retroactive. Employees who have received reimbursement through the previous policy ($1,500 per lifetime) will become eligible for the current program three years from the initial reimbursement.
Employee Assistance Program — LifeBalance
EMD Serono offers private counseling through RBC Insurance (UnumProvident) which offers assistance to Employees and family members who may be experiencing personal problems, that, in time, may affect their personal and professional lives. The EAP services include assessment, short-term counseling, referral and follow-up. In addition, LifeBalance offers a comprehensive resource and referral program locating providers who offer childcare services, elder care services, financial and legal services, as well as a host of other home and health providers. The EAP is strictly confidential.
Flex Work Arrangements
The Company considers flexible work hours a viable alternative work arrangement in cases where individual, job, and managerial characteristics are best suited to such an arrangement. Flexible work hours provide flexibility from standard work hours and may be appropriate for some Employees and some jobs, but not appropriate for others given the nature of the work that is performed. A flexible work hours arrangement is not an entitlement, nor a Company-wide benefit, and in no way changes an Employee’s terms and conditions with the Company.
Employee Referral Bonus Program
The Company recognizes that one of the most effective ways to find the right people for our Company is through the people who know it best — our Employees.
The Company encourages Employee assistance in the recruitment of high quality, new Employees through Employee referrals and rewards Employees for making such referrals, as we value our people and we value your contribution to our business. That is why we have introduced the Employee Referral Bonus Program, which is designed to reward you whenever you successfully refer a candidate for a position at the Company.
All Regular Full-Time and Part-Time Employees of the Company who are paid via the Company’s Canadian payroll may participate in this program with the exception of Employees within the Human Resources Department, and the respective Hiring Manager of a position and any of their direct reports.

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<DATE>
PERSONAL AND CONFIDENTIAL
<NAME>
c/o Oncothyreon
2011 — 94 Street, Suite 200
Edmonton, Alberta
T6N 1H1
Re: Employment Agreement
Dear <NAME>:
We are very pleased to offer you the position of <TITLE>, effective January 1, 2009 reporting to <NAME — TITLE>. This letter will confirm our discussion and your offer of employment with EMD Serono Canada Inc. (“EMD Serono”), which is conditional on the closing of a sale agreement between EMD Serono and your current employer, Oncothyreon.
The terms and condition of your employment are as follows:

Scope of Work:	As a <TITLE>, you will perform such duties and exercise such powers related to this position as EMD Serono may assign to you from time to time. You may be employed by EMD Serono in a position other than a <TITLE>, upon EMD Serono notifying you in writing of such assignment in which event you will, subject to the terms and conditions in this Agreement continue to be employed by EMD Serono in the position to which you have been promoted or transferred to. In the event of any further change in your position, the provisions of this Agreement will apply, with the necessary changes being made. A written job description will be provided to you.

Place of Employment:	You will perform your work and services for EMD Serono, or for such other person, as may be authorized by EMD Serono from time to time, in the Edmonton Office. You will reside within a reasonable daily commuting distance of such place of employment provided that you will also perform your work and services in such other places as EMD Serono may require from time to time.

Salary:	Your annual salary will be $<SALARY>per annum based on a 37.5 hour work week. This payment will be deposited directly into your account at the bank of your choice, payable on a bi-weekly basis in arrears. Your salary will be reviewed in April 2010.

Stimuvax Advancement Bonus:	For the development of Stimuvax and as a financial investment in you, EMD Serono will offer you a special bonus based on the following three (3) deliverables which are further specified in the attached Schedule “A”:

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4.    Delivery of all batches for continuous Clinical Trial Supply throughout 2009 and comparability submission for Semoy vs Baxter material. For the achievement of this milestone you will receive a lump sum payment equivalent to <#> months of your then current salary, less applicable taxes in January 2010.

5.    Comparability submission commercial scale vs clinical scale. For the achievement of this 2010 milestone you will receive a lump sum payment equivalent to <#> months of your then current salary, less applicable taxes in January 2011.

6.    Validation package commercial scale completed. For the achievement of this 2011 milestone you will receive a lump sum payment equivalent to <#> months of your then current salary less applicable taxes in January 2012.

Should you resign or be terminated for any reason during 2009 - 2011, you will not be eligible for any bonus not already paid.

Performance Bonus:	Your target bonus is <%> of your base salary, however the actual amount of bonus awarded will be based on achievement of your own individual performance objectives, as outlined in your Personal and Professional Development Plan, and the group objectives for EMD Serono Canada.

Should you resign or should your employment be terminated for any reason during the plan year (January to December) you will not be eligible for a bonus payout.

Vacation:	Vacation time is accrued on a monthly basis according to seniority. We will recognize your prior service with Oncothyreon for vacation purposes. You are eligible for <#> weeks of vacation time — accrued at <#> days per month for each calendar year of service. In addition to vacation you will receive one (1) floater day.

Currently, the offices are closed during the last week of December. Please refer to the Holiday Schedule. This time is not considered part of your vacation entitlement.

In the event your employment with EMD Serono is terminated for any reason, EMD Serono will deduct from your final pay cheque an amount equal to the vacation pay you received for vacation time taken in advance of its accrual

Benefits:	You will be entitled to participate in EMD Serono’s benefit program. A schedule of our benefits is attached for your review.

Expenses:	You will be reimbursed for all authorized travelling and other out-of-pocket expenses actually and properly incurred by you in connection with your duties under this Agreement in accordance with EMD Serono expense

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policy in effect from time to time. For all such expenses, you will furnish to EMD Serono statements and vouchers, as and when EMD Serono requires.

Duties and Responsibilities	You will duly and diligently perform all the duties assigned to you while in the employ of EMD Serono and will truly and faithfully account for and deliver to EMD Serono all money; securities and things of value belonging to EMD Serono that you may from time to time receive for, from or on account of EMD Serono.

Rules and Regulations:	You will be bound by and will faithfully observe and abide by all the policies, rules and regulations of EMD Serono from time to time in force which are brought to your notice or of which you should reasonably be aware.

Patentable Invention	In the event that you contribute to any patentable invention arising while employed by EMD Serono, any such patentable invention will be the exclusive property of EMD Serono and EMD Serono will have the exclusive right to file patent applications in the name of EMD Serono in connection with such patentable invention and you will co-operate with EMD Serono and provide all necessary assistance in the filing and prosecution of such patent applications.

Non-Disclosure:	You will not (either during your employment or at any time after the termination of your employment for any reason) disclose any information relating to the private or confidential affairs of EMD Serono or relating to any secrets of EMD Serono to any person other than for EMD Serono’s purposes and, without limiting the generality of the foregoing, you will not (either during your employment or at any time after the termination of your employment for any reason) disclose EMD Serono’s Proprietary Information to any person other than for EMD Serono’s purposes and will not (either during your employment or at any time after the termination of your employment for any reason) use for your own purposes or for any purposes other than those of EMD Serono any such information or secrets you may acquire in relation to the business of EMD Serono’s Proprietary Information.

Resignation:	You may terminate your employment upon giving two (2) weeks’ written notice to EMD Serono. You agree that EMD Serono may waive the notice period by paying to you an amount equivalent to a salary you would have received during the notice period. You also agree that such waiver by EMD Serono does not constitute a termination of your employment by EMD Serono.

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Termination of Employment:	EMD Serono may terminate your employment at any time for cause without notice and without pay in lieu of notice, severance, damages, bonus or other compensation of any kind.

In the event EMD Serono terminates your employment without cause, you will receive a lump sum payment equivalent to:

a. <#>base salary, less statutory deductions,

b. Performance Bonus pay at target for the period of January 1 to your termination date, less statutory deductions,

c. Additional Performance Bonus pay at target for <#> following termination, less statutory deductions,

This lump sum payment will include all payments due to you upon termination of employment, including any entitlements to pay in lieu of notice pursuant to the Employment Standards Code (Alberta) and any severance pay to which you may be entitled.

Please note that benefit coverage terminates effective the date of termination of employment, regardless of the manner of or reason for termination, unless otherwise required by the Employment Standards Code (Alberta), as amended.

Release	In consideration of Oncothyreon Inc. and /or certain of its affiliates negotiating the asset purchase agreement with EMD Serono, and EMD Serono extending the within offer of employment to you, you agree to release Oncothyreon Inc. and its parents, subsidiaries, affiliates, partners and related companies (including their directors, officers, employees and agents) (collectively “Oncothyreon”) from all obligations and claims that you have or may have (including but not limited to claims for notice of termination, pay and benefits in lieu of notice, termination pay, severance pay, bonus pay, retention pay, overtime pay, vacation pay, wages and benefits) relating to your employment with Oncothyreon, the termination of that employment, and the discontinuance of all benefit coverage . Without limiting the generality of the foregoing, you acknowledge that this release applies to all claims you have or may have against Oncothyreon including any claims under the Employment Standards Code (Alberta) and the Human Rights, Citizenship and Multiculturalism Act (Alberta).

Deduction from Final Pay:	EMD Serono reserves the right at the time of separation to deduct any outstanding amounts owed by you to EMD Serono from your final wages or bonus amounts owing to you.

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Entire Agreement:	This Agreement, the milestone concept attached as Schedule “A”, the attached Non-Competition and Non-Solicitation Agreement, marked as Schedule “B”, and the policies of EMD Serono constitute the entire agreement between you and EMD Serono with respect to your employment and cancels and supersedes any prior understandings and agreements between you and EMD Serono with respect to your employment. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between you and EMD Serono other than as expressly set forth in this Agreement.

Pre-Contractual Representation:	You hereby waive any right to assert a claim based on any pre-contractual representations, negligent or otherwise, made by EMD Serono.

Governing Law:	This Agreement will be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable in Alberta.
Please carefully read and consider the terms and conditions described in this letter and confirm your understanding by signing in the space provided below and return a signed copy to the attention of Megan Iannone — Human Resources or via confidential fax to 905-919-0291 no later than December 23, 2008. When you sign this letter, it will be a binding employment agreement between you and EMD Serono.
<NAME>, we trust that this letter suitably represents our discussion and that you will accept our offer. We look forward to you joining the EMD Serono team and wish you every success in your new role.
Yours very truly,
EMD SERONO, CANADA INC

Deborah Brown	Debbie Lowe
Managing Director, Canada	Director, Human Resources
Enclosure
I have read, understand and voluntarily accept the terms of employment described above as constituting a binding employment agreement between EMD Serono and myself.

<NAME>	Date	Social Insurance Number

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Schedule “A” — Milestone Definition
[+] [Redaction continues for two pages]

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Schedule “B” — Non-Competition and Non-Solicitation Agreement
NON-COMPETITION AND NON-SOLICITATION AGREEMENT
     THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (“Agreement”) is made as of 18 December, 2008,
BETWEEN
<NAME>, of the City of Edmonton in the Province of Alberta (the “Employee”)
— and —
EMD Serono Canada Inc., a corporation incorporated under laws of the Province of Alberta (“EMD Serono”).
WHEREAS:
A.	The Employee was employed by Oncothyreon Inc. (“Oncothyreon”) and EMD SERONO and Oncothyreon entered into an Asset Purchase Agreement dated 18 December 2008 (“Asset Purchase Agreement”); and

B.	EMD Serono offered employment to the Employee upon closing of the transaction (“Closing”), conditional upon signing this Agreement.
In consideration of the offer of employment from EMD Serono plus other valuable consideration, the parties agree as follows:
Non-Competition and Non-Solicitation
1.	The Employee agrees that during his/her employment and for a period of twelve (12) months following the cessation of employment, he/she will not, without the prior written consent of EMD Serono:
(i)	either individually or in conjunction with any person as principal, agent, consultant, advisor, employee or shareholder (other than a holding of shares listed on a Canadian or United States stock exchange that does not exceed ten percent (10%) of the outstanding shares so listed) directly or indirectly engage in, work in, or lend money to any business, professional or commercial activity competitive with the Business of EMD Serono within North America (“Territory”). For clarity the “Business” of EMD Serono for the purposes of this Agreement shall include any business in North America which provides any or all of the following products or services:

cancer vaccines.

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(ii)	hire away or induce, coerce, counsel or entice any employee or consultant of EMD Serono in the Territory to leave his/her employment or engagement with EMD Serono.
2.	Employee acknowledges and agrees that in accepting employment with EMD Serono, he/she is in a fiduciary position and that all of the restrictions in this Agreement are reasonable, valid and do not go beyond what is necessary to protect the business interests of EMD Serono and he agrees to waive any defences to the strict enforcement of these restrictions. These restrictions are only intended to safeguard against the Employee participating in competitive endeavours against EMD Serono or hiring away staff of EMD Serono and not to restrict the Employee from being engaged in other employment and businesses that are not in competition with EMD Serono in the Territory.

3.	Employee agrees that a breach of the terms of this Agreement would result in damages to EMD Serono which could not adequately be compensated for by a monetary award and accordingly, in the event of a breach, in addition to all other remedies available to EMD Serono at law or in equity, EMD Serono will be entitled as a matter of right to apply to a Court for a restraining order, injunction, decree or any other order as may be appropriate to ensure compliance with this Agreement.

4.	If there are any provisions of this Agreement which are found not to be enforceable by a Court, those provisions are to be severed and the remaining provisions shall remain in full force and effect.

5.	This Agreement will be governed by the laws of the Province of Alberta and the parties hereto irrevocably attorn to the jurisdiction of the Alberta Courts.
     IN WITNESS WHEREOF the parties have executed this Agreement.

EMD SERONO INC. Per:

Deborah Brown
Managing Director, Canada
SIGNED AND WITNESSED
in the presence of:

Witness	<NAME>

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EMD SERONO CANADA & YOUR OFFERED BENEFITS
The Company recognizes that benefits are an integral part o the overall compensation package. On an ongoing basis, the Human Resources Department reviews and monitors benefit programs to ensure that the Company is offering a competitive and comprehensive benefits package to Employees.
Your Health & Welfare Benefits
Health Insurance
Vision Benefits
Dental Benefits
Short-Term Disability
Long-Term Disability (mandatory paid by employee)
Life Insurance, Accidental Death & Dismemberment Insurance
Your Retirement Benefits
Pension Plan
Employees are entitled to contribute a minimum of 1% to a maximum of 7% of their base salary to the pension plan. The Company will match the Employee’s contribution up to a maximum of 7% of their base salary. Both contributions are then invested through the pension plan carrier, where the Employee chooses the type of funds. The pension plan carrier offers over thirty (30) funds from 100% equity to 100% fixed rate.
Additional Benefits
Wellness Reimbursement
All Employees working twenty (20) or more hours per week are eligible for Company-subsidized memberships at health and/or wellness related programs and the purchase of home gym equipment. Memberships can include immediate family members (spouse/domestic partner and children). The Employee must be the principal member of a Family membership. The Company will reimburse on a monthly basis 50% of the cost of health club memberships and/or any wellness related programs up to $600 per year for Full-Time Employees.
Reimbursements are treated as taxable compensation and will be reflected on T4s at year-end.

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An Employee taking part in this program will be required to reimburse the Company if they terminate employment within one (1) year after receiving reimbursement.
Personal Computer Reimbursement
All Regular, Full-Time Employees who have completed one (1) full year of employment with the Company are eligible to receive reimbursement for the purchase of a personal computer for home use. The Company will reimburse the cost of a personal computer (hardware CPU, monitor, CD-ROM drive, printer, modem, sound card, etc.) up to a maximum of $1,750. This reimbursement is renewable every three years.
Reimbursements are treated as taxable compensation and will be reflected on T4s at year-end. An Employee taking part in this program will be required to reimburse the Company if they terminate employment within one (1) year after receiving reimbursement.
This program is not retroactive. Employees who have received reimbursement through the previous policy ($1,500 per lifetime) will become eligible for the current program three years from the initial reimbursement.
Employee Assistance Program — LifeBalance
EMD Serono offers private counseling through RBC Insurance (UnumProvident) which offers assistance to Employees and family members who may be experiencing personal problems, that, in time, may affect their personal and professional lives. The EAP services include assessment, short-term counseling, referral and follow-up. In addition, LifeBalance offers a comprehensive resource and referral program locating providers who offer childcare services, elder care services, financial and legal services, as well as a host of other home and health providers. The EAP is strictly confidential.
Flex Work Arrangements
The Company considers flexible work hours a viable alternative work arrangement in cases where individual, job, and managerial characteristics are best suited to such an arrangement. Flexible work hours provide flexibility from standard work hours and may be appropriate for some Employees and some jobs, but not appropriate for others given the nature of the work that is performed. A flexible work hours arrangement is not an entitlement, nor a Company-wide benefit, and in no way changes an Employee’s terms and conditions with the Company.
Employee Referral Bonus Program
The Company recognizes that one of the most effective ways to find the right people for our Company is through the people who know it best — our Employees.
The Company encourages Employee assistance in the recruitment of high quality, new Employees through Employee referrals and rewards Employees for making such referrals, as we value our people and we value your contribution to our business. That is why we have introduced the Employee Referral Bonus Program, which is designed to reward you whenever you successfully refer a candidate for a position at the Company.
All Regular Full-Time and Part-Time Employees of the Company who are paid via the Company’s Canadian payroll may participate in this program with the exception of Employees within the Human Resources Department, and the respective Hiring Manager of a position and any of their direct reports.

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Schedule L
Legal Opinion — Oncothyreon’s Counsel
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Schedule M
Form of Press Release
MERCK SERONO

Your Contact
Raphaela Farrenkopf
Phone +49 6151-72-2274
News Release
December 19th 2008
Merck Serono Acquires Manufacturing Rights and Facility for Stimuvax from Oncothyreon

•	Acquisition gives Merck Serono full control of the manufacturing process and reduces the royalties payable on future sales of the product
Darmstadt, December 19, 2008 — Merck Serono, a division of Merck KGaA, announced today that it has modified the license from Oncothyreon to include the right to manufacture Stimuvax® (BLP25 liposome vaccine) and also has purchased current inventory and certain assets used for the manufacture of Stimuvax from Oncothyreon Inc. (Nasdaq: ONTY) (TSX:ONY) for a total amount of approximately US$13 million. Merck Serono already held the clinical development and commercialization rights for Stimuvax under license from Oncothyreon.
Stimuvax is a therapeutic vaccine in Phase III clinical development for non-small cell lung cancer (NSCLC) and is the first investigational vaccine in unresectable stage III NSCLC to enter Phase III clinical testing (the START study).
In conjunction with this transaction, EMD Serono Canada Inc., an affiliate of Merck KGaA, has assumed control of Oncothyreon’s facility in Edmonton, Canada, which is primarily utilized for the manufacture and development of Stimuvax. Merck Serono now has responsibility for development of the commercial-scale manufacturing process. EMD Serono Canada intends to offer employment to the majority of Oncothyreon’s 52 employees in Edmonton.
“Merck Serono’s acquisition of manufacturing rights for Stimuvax reflects our confidence in its future role in the treatment of cancer and also our commitment to expanding our oncology portfolio so that we can continue to provide oncologists and patients with innovative treatment options,” said Hanns-Eberhard Erle, Executive Vice President Technical Operations, Merck Serono, a division of Merck KGaA.
“In addition, with the Edmonton facility we are proud to be adding a group of experienced and dedicated individuals to our workforce who will form a vital arm of the team that supports the ongoing development of Stimuvax,” Erle continued.
The transfer of Stimuvax manufacturing rights has required the license agreement between Merck Serono and Oncothyreon to be amended and restated. While potential payments upon achievement of certain milestones under the previous agreements between Merck Serono and Oncothyreon

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MERCK SERONO
remain unchanged, the royalty rates payable to Oncothyreon on future net sales are reduced. While the previous agreements already included some limited manufacturing rights, the new agreement provides Merck Serono with the full rights.
“We believe that the license of manufacturing rights for Stimuvax to Merck Serono is in the best interest of the development of this product,” said Robert L. Kirkman, M.D., President and Chief Executive Officer of Oncothyreon. “Merck Serono will be able to bring its resources and manufacturing expertise to the development of a commercial manufacturing process for Stimuvax, which has become a key component of its oncology pipeline. At Oncothyreon we will be able to focus our resources on our proprietary pipeline of targeted small molecules in oncology.”
About Stimuvax
Merck KGaA is investigating the use of Stimuvax® (BLP25 Liposome Vaccine) in the treatment of NSCLC. The vaccine was granted fast-track status in September 2004 by the FDA. Merck obtained the exclusive worldwide licensing rights from Oncothyreon Inc., Bellevue, Washington, USA. Stimuvax is being developed in Europe by Merck KGaA and in the United States by its affiliate, EMD Serono Inc.
START is a multi-center, randomized, double-blind, placebo-controlled study that will evaluate patients with documented unresectable stage IIIA or IIIB NSCLC who have had a response or stable disease after at least two cycles of platinum-based chemo-radiotherapy The study will involve more than 1,300 patients in approximately 30 countries. For more information on the START study, or to find a participating center and eligibility criteria, go to www.nsclcstudy.com. The study is also listed on www.clinicaltrials.gov.
About Oncothyreon
Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer. Oncothyreon’s goal is to develop and commercialize novel synthetic vaccines and targeted small molecules that have the potential to improve the lives and outcomes of cancer patients. For more information, visit www.oncothyreon.com.
About Merck Serono
Merck Serono is the division for innovative prescription pharmaceuticals of Merck, a global pharmaceutical and chemical group. Headquartered in Geneva, Switzerland, Merck Serono discovers, develops, manufactures and markets innovative small molecules and biopharmaceuticals to help patients with unmet medical needs. Its North Amencan business operates in the United States and Canada as EMD Serono.
Merck Serono has leading brands serving patients with cancer (Erbitux®), multiple sclerosis

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MERCK SERONO
(Rebif®), infertility (Gonal-f®), endocrine and cardiometabolic disorders (Glucophage®, Concor®, Saizen®, Serostim®), as well as psoriasis (Raptiva®).
With an annual R&D investment of around € 1bn, Merck Serono is committed to growing its business in specialist-focused therapeutic areas including neurodegenerative diseases, oncology, fertility and endocrinology, as well as new areas potentially arising out of research and development in autoimmune and inflammatory diseases.
For more information, please visit www.merckserono.net or www.merck.de.
About Merck
All Merck Press Releases are distributed by e-mail at the same time they become available on the Merck Website. Please go to www.subscribe.merck.de to register online, change your selection or discontinue this service.
Merck is a global pharmaceutical and chemical company with total revenues of € 7.1 billion in 2007, a history that began in 1668, and a future shaped by 32,458 employees in 59 countries. Its success is characterized by innovations from entrepreneurial employees. Merck’s operating activities come under the umbrella of Merck KGaA, in which the Merck family holds an approximately 70% interest and free shareholders own the remaining approximately 30%. In 1917 the US subsidiary Merck & Co. was expropriated and has been an independent company ever since.

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ONCOTHYREON
MERCK KGAA ACQUIRES MANUFACTURING RIGHTS FOR STIMUVAX
FROM ONCOTHYREON
Seattle, Washington — December 18, 2008 — Oncothyreon Inc. (Nasdaq: ONTY) (TSX:ONY) announced today that Merck KGaA of Darmstadt, Germany has licensed the right to manufacture Stimuvax® and, through its affiliate EMD Serono Canada Inc., purchased current inventory and certain assets utilized for the manufacture of Stimuvax from Oncothyreon for consideration which includes net payments to Oncothyreon totaling approximately US $13 million. Merck KGaA currently holds the clinical development and commercialization rights for Stimuvax under license from Oncothyreon. Stimuvax is a therapeutic vaccine in Phase 3 clinical development for non-small cell lung cancer.
In conjunction with this transaction Merck KGaA, through its affiliate EMD Serono Canada Inc., has assumed control of Oncothyreon’s Edmonton, Canada, facility, which is primarily utilized for the manufacture and development of Stimuvax. EMD Serono Canada intends to offer employment to the majority of Oncothyreon’s 52 employees in Edmonton. In addition, Merck KGaA will be responsible for all further development costs related to Stimuvax, including commercial-scale manufacturing process development, and for the cost of goods at commercialization. The royalty rates payable to Oncothyreon on future net sales of Stimuvax, if any, have been adjusted to reflect that Oncothyreon is no longer responsible for these costs. Potential payments upon achievement of certain milestones under the previous agreements between Merck KGaA and Oncothyreon remain unchanged. The previously existing collaboration and supply agreements have been replaced by an amended and restated license agreement.
“We believe that the license of manufacturing rights for Stimuvax to Merck KGaA is in the best interest of both Oncothyreon and the development of this product,” said Robert L. Kirkman, M.D., President and Chief Executive Officer of Oncothyreon. “Merck KGaA will be able to bring its resources and manufacturing expertise to the development of a commercial manufacturing process for Stimuvax, which has become a key component of its oncology pipeline. At Oncothyreon we will be able focus our resources on our proprietary pipeline of targeted small molecules in oncology, while retaining our substantial economic upside if Stimuvax is commercialized.”
“We are also very pleased that EMD Serono Canada will offer employment to most of our Edmonton employees,” continued Dr. Kirkman. “This group has worked with dedication and enthusiasm to bring Stimuvax to its current stage, and we are grateful that Merck KGaA has recognized the knowledge and expertise they will bring to the ongoing development of this exciting product.”
“Merck Serono’s acquisition of manufacturing rights for Stimuvax reflects our confidence in its future role in the treatment of cancer and also our commitment to expanding our oncology portfolio so that we can continue to provide oncologists and patients with innovative treatment options,” said Hanns-Eberhard Erle, Executive Vice President Technical Operations, Merck

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Serono, a division of Merck KGaA.
“In addition, with the Edmonton facility we are proud to be adding a group of experienced and dedicated individuals to our workforce who will form a vital arm of the team that supports the ongoing development of Stimuvax,” Erle continued.
About Stimuvax
Stimuvax is an investigational therapeutic cancer vaccine designed to induce an immune response to cancer cells that express MUC1, a glycoprotein antigen widely expressed on common cancers. MUC1 is over-expressed on many cancers such as lung cancer, breast cancer, prostate cancer and colorectal cancer. Stimuvax is thought to work by stimulating the body’s immune system to identify and destroy cancer cells expressing MUC1. Merck KGaA currently is conducting a global Phase 3 trial of Stimuvax known as START (Stimulating Targeted Antigenic Responses To NSCLC). START is a randomized, double-blind, placebo-controlled study that will evaluate patients with documented unresectable stage III NSCLC who have had a response or stable disease after at least two cycles of platinum-based chemo-radiotherapy. The Phase 3 trial is expected to enroll more than 1,300 patients in over 30 countries. For more information on the START trial, or to find a participating center and eligibility criteria, log on to www.nsclcstudy.com or www.clinicaltrials.gov.
About Oncothyreon
Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer. Oncothyreon’s goal is to develop and commercialize novel synthetic vaccines and targeted small molecules that have the potential to improve the lives and outcomes of cancer patients. For more information, visit www.oncothyreon.com.
Forward Looking Statements
In order to provide Oncothyreon’s investors with an understanding of its current intentions and future prospects, this release contains statements that are forward looking, including statements related to future manufacturing and commercial plans for Stimuvax and to future milestone and royalty payments to Oncothyreon. These forward-looking statements represent Oncothyreon’s intentions, plans, expectations and beliefs and are based on its management’s experience and assessment of historical and future trends and the application of key assumptions relating to future events and circumstances.
Forward-looking statements involve risks and uncertainties, including risks and uncertainties related to Oncothyreon’s business and the general economic environment. Many of these risks and uncertainties are beyond Oncothyreon ‘s control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements. Risks, uncertainties, and assumptions include those predicting the timing, duration and results of clinical trials, the timing and results of regulatory reviews, the safety and efficacy of Stimuvax, the size of the market, if any, for Stimuvax and the possibility of future

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payments to Oncothyreon as the result of the further development or commercialization of Stimuvax. There can be no guarantee that the results of preclinical studies will be predictive of either safety or efficacy in future clinical trials. These and other risks and uncertainties are described in the reports and other documents filed by Oncothyreon Inc. with the SEC and/or Canadian regulatory authorities.
Although Oncothyreon believes that any forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of the risks and uncertainties associated with Oncothyreon, you are encouraged to review the official corporate documents filed with the securities regulators in the United States on U.S. EDGAR and in Canada on SEDAR. Oncothyreon is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.
###
Investor and Media Relations Contact:
Julie Rathbun
Rathbun Communications
206-769-9219
ir@oncothyreon.com
ONCOTHYREON INC. 2601 Fourth Avenue, Suite 500, Seattle, WA 98121
Tel: (206) 801-2100 Fax: (206) 801-2101
ONCOTHYREON CANADA INC. 2011 — 94 St., Suite 200, Edmonton, AB, Canada
T6N 1H1
Tel: (780)450-3761 Fax: (780)463-0871
http://www.oncothyreon.com

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Schedule N
Disclosure Schedule
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Schedule O
Excluded Assets
Oncothyreon Canada Inc
Asset Listing by Department
As of September 30, 2008

Dept			Purch	Purch	Net Book		Serial	Model			Metrolog
Code	Number	Description	Date	Price	Value	Manufacturer	Number	Number	AFE#	Location	y #

1030	1149	Abra HR recruiting system 500	28-Aug-97	20,396.50
2050	1023	Control Manufacturing CincomSW	30-Dec-95	35,302.00		CINCOM
2050	1037	Cincom Software	21-Jan-96	16,151.00
2050	1098	Cincom Software	9-Feb-97	65,036.00					95-2-012
2050	1438	Adonix Software	21-Sep-07	98,723.61		Adonix			20127
2050	1439	HP Computer for Adonix ERP HP Computers — Finance (2)	21-Sep-07	15,963.12		HP	ZUX71 507XK	DL380	20127	SRVRM
9030	1287	FT900 115V Immersion Cooler	9-Jul-00	6,236.74		8103370002		00-9-019	B215
											Biotage
											Isolera
											Purification
											Sytem
											Single
											Channel
											Detector,
											Standard
											Arm,
											Variable
9030	1455	Biotage Isolera System-ISO-1SV	39667	25,287.10	Biotage	IS 10826015	ISO-1SV	39333	Edmonton	see notes	Detector
											15/9/2008
											additional
											cost for
											Asset #
											1455-
											installation
											and
											training =
											698.44USD
											SI
9030	1457	Biotage Isolera System-ISO-1SV	39706	698.44	Biotage		ISO-1SV	39333		note: part of 1455	0803220

				283,794.51

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Schedule P
Specifications
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